UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. )

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Filed by a Party other than the Registrant ☐

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☒	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

SOLID BIOSCIENCES INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

500 Rutherford Avenue, 3rd Floor

Charlestown, MA 02129

NOTICE OF 2023 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 6, 2023

Dear Stockholders,

You are cordially invited to attend the 2023 annual meeting of stockholders (the “Annual Meeting”) of Solid Biosciences Inc. (the “Company”), which will be held on Tuesday, June 6, 2023 at 8:00 a.m., Eastern Time. The Annual Meeting will be held by a virtual-only format, solely by means of remote communication, to consider and vote upon the following proposals:

(1)
The election of four Class II Directors, Clare Kahn, Adam Koppel, Adam Stone and Lynne Sullivan, to our Board of Directors (the “Board of Directors” or the “Board”), each to serve until the 2026 annual meeting of stockholders and until the election and qualification of his or her successor;
(2)
The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023;
(3)
The approval of an amendment to our 2021 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder; and
(4)
The transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

Stockholders will not be able to attend the Annual Meeting in person and will be able to attend the Annual Meeting only via the webcast. We believe that hosting a “virtual meeting” will enable greater stockholder attendance and participation from any location around the world. We have designed the format of the Annual Meeting to provide stockholders the same rights and opportunities to participate as they would at an in-person meeting.

Our Board has fixed the close of business on April 11, 2023 as the record date for the purpose of determining the stockholders who are entitled to receive notice of, and to vote at, the Annual Meeting. Only stockholders of record at the close of business on the record date are entitled to notice of, and to vote at, the Annual Meeting and at any adjournment of that meeting. Stockholders of record at the close of business on the record date can attend the Annual Meeting, including to vote their shares and ask questions, by accessing http://www.virtualshareholdermeeting.com/SLDB2023 shortly prior to the scheduled start of the meeting and entering the 16-digit control number included on your proxy card, voting instruction form or notice of availability of proxy materials.

The rules and procedures applicable to the Annual Meeting will be available for the participating stockholders of record at http://www.virtualshareholdermeeting.com/SLDB2023.

We are pleased to take advantage of Securities and Exchange Commission rules that allow companies to furnish their proxy materials over the Internet. On or about April 27, 2023, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials (the “Notice”) instead of a paper copy of our proxy materials and our 2022 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2022. The Notice contains instructions on how to access those documents and to cast your vote via the Internet or by telephone. The Notice also contains instructions on how to request a paper copy of our proxy materials and our 2022 Annual Report to Stockholders. All stockholders who do not receive a Notice will receive a paper copy of the proxy materials and the 2022 Annual Report to Stockholders by mail. This process allows us to provide our stockholders with the information they need on a more timely basis, while reducing the environmental impact and lowering the costs of printing and distributing our proxy materials.

Your vote is very important. Whether or not you plan to attend the Annual Meeting online, please vote your shares by proxy as promptly as possible to ensure your representation and the presence of a quorum at the Annual Meeting. You may vote electronically at the meeting, by telephone, online, or by completing and returning a proxy card. We recommend you vote by proxy even if you plan to participate in the virtual meeting. You can always change your vote by voting electronically at the virtual meeting.

BY ORDER OF THE BOARD OF DIRECTORS

/s/ Alexander Cumbo
Alexander Cumbo
President and Chief Executive Officer

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON JUNE 6, 2023:

This proxy statement, the accompanying proxy card or voting instruction form and our 2022 Annual Report to Stockholders, which includes our Annual Report on Form 10-K for the fiscal year ended December 31, 2022, are available for viewing, printing and downloading at: http://materials.proxyvote.com/83422E. These documents are also available to any stockholder who wishes to receive a paper copy by calling 1-800-579-1639 or emailing sendmaterial@proxyvote.com. The proxy statement and our annual report on Form 10-K for the fiscal year ended December 31, 2022 are also available on the SEC’s website at http://www.sec.gov.

Solid Biosciences Inc.

Proxy Statement

Table of Contents

Page No.
INFORMATION CONCERNING SOLICITATION AND VOTING	1

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND THE PROPOSALS	2

PROPOSAL NO. 1—ELECTION OF CLASS II DIRECTORS	6

CORPORATE GOVERNANCE	11

EXECUTIVE OFFICERS	22

EXECUTIVE COMPENSATION	24

PRINCIPAL STOCKHOLDERS	34

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	37

DELINQUENT SECTION 16(a) REPORTS	41

PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023	42
PROPOSAL NO. 3—APPROVAL OF AN AMENDMENT TO OUR 2021 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER	44

HOUSEHOLDING	50

STOCKHOLDER PROPOSALS	51

OTHER MATTERS	52

INFORMATION CONCERNING SOLICITATION AND VOTING

This proxy statement contains information about the Annual Meeting of Stockholders (the “Annual Meeting”) of Solid Biosciences Inc. (the “Company”) to be held on Tuesday, June 6, 2023 at 8:00 a.m., Eastern Time.

Our Board of Directors (the “Board of Directors” or the “Board”) has made this proxy statement and related materials available to you on the Internet, or at your request has delivered printed versions to you by mail, in connection with the solicitation of proxies by the Board of Directors for the Annual Meeting, and any adjournment or postponement of the Annual Meeting. If you requested printed versions of these materials by mail, they will also include a proxy card for the Annual Meeting.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we are providing access to our proxy materials over the Internet. Accordingly, we are sending a Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of the record date identified below. The mailing of the Notice to our stockholders is scheduled to begin on or about April 27, 2023.

All properly submitted proxies will be voted in accordance with the instructions contained in those proxies. If no instructions are specified, the shares represented by the proxies will be voted in accordance with the recommendation of our Board with respect to each of the matters set forth in the Notice.

IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL STOCKHOLDERS MEETING TO BE HELD ON JUNE 6, 2023:

This proxy statement, the accompanying proxy card or voting instruction form and our 2022 Annual Report to Stockholders are available at: http://materials.proxyvote.com/83422E.

You may obtain a copy of our Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC, except for exhibits thereto, without charge upon written request to Solid Biosciences Inc., 500 Rutherford Avenue, 3rd Floor, Charlestown, MA 02129, Attention: Investor Relations. Exhibits will be provided upon written request and payment of an appropriate processing fee.

In this proxy statement, the terms “we,” “us,” “our,” “the Company” refer to Solid Biosciences Inc. unless the context indicates otherwise.

QUESTIONS AND ANSWERS ABOUT THE ANNUAL MEETING AND PROPOSALS

The following are some questions that you, as a holder of common stock of the Company, may have regarding the Annual Meeting and the proposals and brief answers to such questions. We urge you to carefully read this entire proxy statement and the documents referred to in this proxy statement because the information in this section does not provide all the information that may be important to you as a stockholder of the Company with respect to the proposals.

When and where will the Annual Meeting take place?

The Annual Meeting will be held on June 6, 2023 at 8:00 a.m., Eastern Time. The Annual Meeting will be held via the Internet at a webcast at http://www.virtualshareholdermeeting.com/SLDB2023. As always, we encourage you to vote your shares prior to the Annual Meeting regardless of whether you intend to attend virtually via the webcast.

What proposals are the stockholders being asked to consider?

At the Annual Meeting, you will be asked to vote upon:

(1)
The election of four Class II Directors, Clare Kahn, Adam Koppel, Adam Stone and Lynne Sullivan (the “Director Nominees”), to our Board of Directors, each to serve until the 2026 annual meeting of stockholders and until the election and qualification of his or her successor (the “Director Proposal”);
(2)
The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2023 (the “Auditor Proposal”);
(3)
The approval of an amendment to our 2021 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares available for issuance thereunder (the “ESPP Proposal”); and
(4)
The transaction of any other business properly brought before the Annual Meeting or any adjournment or postponement of the Annual Meeting.

What are the recommendations of the Board?

The Board unanimously recommends that the stockholders vote “FOR” each of the Director Nominees, “FOR” the Auditor Proposal and “FOR” the ESPP Proposal.

What is the Record Date for the Annual Meeting?

Holders of our common stock as of the close of business on April 11, 2023 (the “Record Date”) are entitled to notice of, and to vote at, the Annual Meeting.

Who can vote at the Annual Meeting?

Stockholders who owned shares of our common stock on the Record Date may attend and vote at the Annual Meeting. There were 19,581,982 shares of our common stock outstanding on the Record Date. All shares of common stock have one vote per share and vote together as a single class.

What is the proxy card?

The proxy card enables you to appoint Alexander Cumbo, Kevin Tan and David Tyronne Howton as your proxies at the Annual Meeting. By completing and returning or submitting the proxy card as described herein or in the Notice, you are authorizing these individuals to vote your shares at the Annual Meeting in accordance with your instructions on the proxy card. This way, your shares will be voted whether or not you attend the Annual Meeting. Even if you plan to attend the Annual Meeting online, we recommend completing and returning or submitting your proxy card before the Annual Meeting date in the event your plans change. If a proposal comes up for vote at the Annual Meeting that is not on the proxy card, the proxies will vote your shares, under your proxy, according to their best judgment.

What is the difference between holding shares as a stockholder of record and as a beneficial owner?

Most of our stockholders hold their shares through a bank, broker or other nominee, rather than holding stock certificates in their own name. As summarized below, there are some distinctions between shares held of record and those beneficially owned.

•
Stockholders of Record. If you are a stockholder of record and do not vote over the Internet, by phone or by mailing your proxy card, your shares will not be voted unless you attend the Annual Meeting and vote your shares electronically at the Annual Meeting. If you are a stockholder of record and you submit a proxy card without giving specific voting instructions on one or more matters listed in the Notice, your shares will be voted as recommended by our Board on such matters, and as the proxyholders may determine in their discretion with respect to any other matters properly presented for a vote at the Annual Meeting.
•
Beneficial Owners of Shares Held in Street Name. If your shares are held through a bank, broker or other nominee, you are considered the beneficial owner of shares held in “street name.” If you are a beneficial owner of shares held in street name and do not vote over the Internet, by phone or by mailing your proxy card, under the rules of various securities exchanges, the bank, broker or other nominee that holds your shares may generally vote your shares on “discretionary” matters in the absence of voting instructions from you, but they cannot vote your shares on “non-discretionary” matters. Of the matters to be voted on at the Annual Meeting, we expect the only proposal on which banks, brokers and other nominees will have discretionary voting authority is the Auditor Proposal. The Director Proposal and the ESPP Proposal are considered “non-discretionary” matters.

A “broker non-vote” results on a matter when your bank, broker or other nominee returns a proxy but does not vote on a particular proposal because it does not have discretionary authority to vote on that proposal and has not received voting instructions from you.

How do I virtually attend the Annual Meeting?

We will host the Annual Meeting live online via webcast. You may attend the Annual Meeting live online by visiting http://www.virtualshareholdermeeting.com/SLDB2023. The live audio webcast will start at 8:00 a.m. Eastern time on Tuesday, June 6, 2023. Online access to the audio webcast will open 10 minutes prior to the start of the Annual Meeting to allow time for you to log-in and test your device’s audio system. To be admitted to the virtual Annual Meeting, you will need to log-in at http://www.virtualshareholdermeeting.com/SLDB2023 using the 16-digit control number included on your proxy card, voting instruction form or notice of availability of proxy materials. You are entitled to participate in the Annual Meeting only if you were a stockholder as of the close of business on the Record Date, or if you hold a valid proxy for the Annual Meeting.

Beginning 10 minutes prior to, and during, the Annual Meeting, we will have support available to assist stockholders with any technical difficulties they may have accessing or hearing the virtual meeting. If you encounter any difficulty accessing, or during, the virtual meeting, please call the support team at the numbers listed on the web portal at the time of the meeting.

How do I submit a question at the Annual Meeting?

You will be able to submit your questions prior to and during the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/SLDB2023.

May I see a list of stockholders entitled to vote as of the Record Date?

A complete list of stockholders entitled to vote at the Annual Meeting will be available for examination by any stockholder for any purpose germane to the meeting for a period of 10 days ending on the day before June 6, 2023. If you wish to view this list, please contact our secretary at Solid Biosciences Inc., 500 Rutherford Avenue, 3rd Floor, Charlestown, MA 02129 or (617) 337-4680.

How do I vote?

Stockholders have four voting options. You may vote using one of the following methods:

1.
Internet. To vote by the Internet, please go to the following website: www.proxyvote.com and follow the instructions at that site for submitting your proxy electronically.
2.
Telephone. To vote by telephone, please call 1-800-690-6903 and follow the instructions provided on the proxy card.
3.
Mail. If you requested or received a paper proxy card and voting instructions by mail, simply complete, sign and date the enclosed proxy card and return it before the Annual Meeting in the envelope provided.
4.
Online during the Annual Meeting. You may vote your shares online while virtually attending the Annual Meeting by visiting http://www.virtualshareholdermeeting.com/SLDB2023. You will need your 16-digit control number included on your proxy card in order to be able to vote during the Annual Meeting. Even if you plan to attend the Annual Meeting online, we urge you to vote your shares by proxy in advance of the Annual Meeting so that if you should become unable to attend the Annual Meeting online your shares will be voted as directed by you.

Telephone and Internet voting for stockholders of record will be available up until 11:59 p.m., Eastern Time, on June 5, 2023, and mailed proxy cards must be received by June 5, 2023 in order to be counted at the Annual Meeting. If the Annual Meeting is adjourned or postponed, these deadlines may be extended.

What is the quorum required for the Annual Meeting?

The representation online or by proxy of holders of at least a majority of the issued and outstanding shares of our common stock entitled to vote at the Annual Meeting is necessary to constitute a quorum for the transaction of business at the Annual Meeting. Shares present virtually during the Annual Meeting will be considered shares of common stock represented online at the meeting. For purposes of determining the presence of a quorum, abstentions and broker non-votes will be counted as present at the Annual Meeting. If a quorum is not present, we expect to adjourn the Annual Meeting until a quorum is obtained.

Assuming that a quorum is present, what vote is required to approve the proposals to be voted upon at the Annual Meeting and how are votes counted?

1.
The election of each Director Nominee requires the affirmative vote of a plurality of votes cast “FOR” the applicable seat on the Board of Directors. Votes withheld and broker non-votes will not be counted as votes cast or voted on the Director Proposal. Accordingly, votes withheld and broker non-votes will have no effect on the voting on the Director Proposal.
2.
The ratification of the appointment of PricewaterhouseCoopers LLP requires the affirmative vote of a majority of the shares present online or represented by proxy at the Annual Meeting. If your shares are held in “street name,” we expect that your bank, broker or other nominee will be able to exercise discretionary authority to vote on this matter in the absence of voting instructions from you. If your bank, broker or other nominee exercises this discretionary authority, no broker non-votes are expected to occur in connection with the Auditor Proposal. If you vote to ABSTAIN on the Auditor Proposal, your shares will not be voted FOR or AGAINST the proposal, which has the same effect as a vote AGAINST the proposal.
3.
The approval of the amendment to the ESPP requires the affirmative vote of a majority of the shares present online or represented by proxy at the Annual Meeting. The ESPP Proposal is considered a non-discretionary matter. Therefore, if your shares are held in “street name,” your bank, broker or other nominee cannot vote on this matter without voting instructions from you. If you do not instruct your bank, broker or other nominee how to vote with respect to the ESPP Proposal, your bank, broker or other nominee may not vote with respect to this proposal and your shares will be counted as “broker non-votes.” Broker non-votes will have the same effect as a vote AGAINST the ESPP Proposal. If you vote to ABSTAIN on the ESPP Proposal, your shares will not be voted FOR or AGAINST the proposal, which has the same effect as a vote AGAINST the proposal.

What does it mean if I received more than one proxy card or Notice?

If your shares are registered differently or in more than one account, you will receive more than one proxy card or Notice. To make certain all of your shares are voted, please follow the instructions included on the Notice on how to access each proxy card and vote each proxy card by telephone or through the Internet. If you requested or received paper proxy materials by mail, please complete, sign and return each proxy card to ensure that all of your shares are voted.

What happens if I don’t indicate how to vote my proxy?

If you just sign or submit your proxy card without providing further instructions, your shares will be counted as a vote “FOR” each of the Director Nominees, “FOR” the Auditor Proposal and “FOR” the ESPP Proposal.

What if I change my mind after I return my proxy?

You may revoke your proxy and change your vote at any time before the polls close at the Annual Meeting. You may do this by:

•
sending a written notice to our secretary at 500 Rutherford Avenue, 3rd Floor, Charlestown, MA 02129 stating that you would like to revoke your proxy of a particular date;
•
voting again at a later time, but prior to the date of the Annual Meeting, via the Internet or telephone;
•
signing or submitting another proxy card with a later date and returning it prior to the Annual Meeting; or
•
attending the Annual Meeting online and voting during the Annual Meeting. Attending the Annual Meeting online will not alone revoke your Internet vote, telephone vote or proxy card submitted by mail, as the case may be.

Please note, however, that if your shares are held of record by a bank, broker or other nominee, you must instruct your bank, broker or other nominee that you wish to change your vote by following the procedures on the voting form provided to you by the bank, broker or other nominee. If your shares are held in street name, and you wish to attend and vote at the Annual Meeting, you will need your 16-digit control number included on your proxy card or voting instruction form in order to demonstrate proof of beneficial ownership and to be able to vote during the Annual Meeting. Instructions on how to attend and participate online, including how to demonstrate proof of stock ownership, are posted at http://www.virtualshareholdermeeting.com/SLDB2023. Simply attending the Annual Meeting will not alone constitute a revocation of your proxy.

Who will bear the costs of the proxy solicitation?

We will bear the costs of soliciting proxies. In addition to solicitations by mail, our directors, officers and regular employees, without additional remuneration, may solicit proxies by telephone, facsimile, email, personal interviews and other means.

When will the voting results be announced?

We plan to announce preliminary voting results at the Annual Meeting and will publish final results in a Current Report on Form 8-K to be filed with the SEC within four business days following the Annual Meeting.

PROPOSAL NO. 1—ELECTION OF CLASS II DIRECTORS

Our Board is divided into three classes, with one class of our directors standing for election each year. Directors in each class are elected at the annual meeting of stockholders held in the year in which the term for their class expires and hold office for a three-year term until the election and qualification of their successors and subject to their earlier death, resignation or removal. In accordance with our certificate of incorporation and bylaws, our directors may fill existing vacancies on the Board by appointment. The members of the classes are divided as follows:

•
the Class I Directors are Alexander Cumbo, Robert Huffines, Sukumar Nagendran and Rajeev Shah and their term expires at the annual meeting of stockholders to be held in 2025;
•
the Class II Directors are Clare Kahn, Adam Koppel, Adam Stone and Lynne Sullivan and their term will expire at the Annual Meeting; and
•
the Class III Directors are Martin Freed, Ilan Ganot, Georgia Keresty and Ian Smith and their term will expire at the annual meeting of stockholders to be held in 2024.

Our certificate of incorporation and bylaws provide that the authorized number of directors may be changed only by resolution of our Board. Our certificate of incorporation and bylaws also provide that our directors may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the votes that all our stockholders would be entitled to cast in an annual election of directors, and that any vacancy on our Board, including a vacancy resulting from an enlargement of our Board, may be filled only by vote of a majority of our directors then in office.

Our Board, on the recommendation of our nominating and corporate governance committee, has nominated Clare Kahn, Adam Koppel, Adam Stone and Lynne Sullivan for election as Class II Directors at the Annual Meeting. Mr. Stone and Ms. Sullivan are standing for re-election by the stockholders at this Annual Meeting. Dr. Kahn and Dr. Koppel were elected to our Board in March 2021 and December 2022, respectively, upon the recommendation of our nominating and corporate governance committee, and they are standing for election by our stockholders for the first time since such appointment at this Annual Meeting. Each director that is elected at the Annual Meeting will be elected to serve for a three-year term that will expire at our annual meeting of stockholders to be held in 2026.

If no contrary indication is made, proxies in the accompanying form will be voted “FOR” Clare Kahn, Adam Koppel, Adam Stone and Lynne Sullivan or, in the event that any of these candidates is not a candidate or is unable to serve as a director at the time of election (which is not currently expected), for any nominee who is designated by our Board to fill the vacancy.

We have no formal policy regarding board diversity, but our corporate governance guidelines provide that the value of diversity should be considered and that the background and qualifications of the members of our Board considered as a group should provide a significant breadth of experience, knowledge, and ability to assist our Board in fulfilling its responsibilities. Our priority in selection of board members is identification of members who will further the interests of our stockholders through their established record of professional accomplishment, the ability to contribute positively to the collaborative culture among board members, knowledge of our business, understanding of the competitive landscape and adherence to high ethical standards. Certain individual skills and qualifications of our directors, which we believe contribute to the effectiveness of the Board as a whole, are described in the paragraphs below.

Information Regarding Directors

The information set forth below as to the directors and nominees for director, which includes their name and age as of April 1, 2023, has been furnished to us by the directors and nominees for director.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE DIRECTOR NOMINEES.

Nominees for Election to the Board

Term Expiring at the

2026 Annual Meeting of Stockholders, if elected at the Annual Meeting (Class II)

Name	Age	Position Held
Clare Kahn	71	Director
Adam Koppel	53	Director
Adam Stone	43	Director
Lynne Sullivan	57	Director

Clare Kahn, Ph.D. has served as a member of our Board of Directors since March 2021 and has served as a consultant to us since June 2022. Dr. Kahn has served as R&D Strategy Officer at X-VAX Technology Inc. (“X-VAX”), a biotechnology company developing vaccines against pathogens acquired by mucosal infection such as herpes, since September 2019. She served as Chief Regulatory and Preclinical Development Officer at X-VAX from September 2018 to September 2019. Dr. Kahn has also been the president of Clare Kahn Pharma Consulting LLC, through which she provides consulting services on regulatory strategy since July 2016. Dr. Kahn was previously Vice President, Worldwide Regulatory Strategy, Global Innovative Pharma at Pfizer Inc. (“Pfizer”) from January 2014 to June 2016 and Vice President, Worldwide Regulatory Strategy, Specialty Care Business at Pfizer from June 2010 to December 2013. Prior to Pfizer, she was Vice President of Regulatory Affairs for a variety of therapeutic areas including cardiovascular, metabolic, urology, oncology and vaccines at GlaxoSmithKline from 1999 to 2010. Dr. Kahn has a Ph.D. in Biochemical Pharmacology from The Royal Postgraduate Medical School, London and served as Assistant Professor of Pharmacology and of Pathology and Laboratory Medicine at The University of Pennsylvania from 1981 to 1985. Dr. Kahn is qualified to serve on our Board of Directors because of her extensive leadership experience and her experience working in the healthcare sector.

Adam Koppel, M.D., Ph.D. has served as a member of our Board of Directors since December 2022 and, prior to that, served as a member of our Board of Directors from October 2017 to June 2022. Dr. Koppel has served as Managing Director of Bain Capital Life Sciences, a private equity fund that invests in pharmaceutical, biotechnology, medical device, diagnostic, and life science tool companies across the globe, since June 2016. He initially joined Bain Capital Public Equity in 2003 where he was a leader within the healthcare sector until mid-2014. During the period from mid-2014 to mid-2016, Dr. Koppel worked at Biogen Inc., a biotechnology company, where he served as EVP of Corporate Development and Chief Strategy Officer. Prior to joining Bain Capital in 2003, Dr. Koppel was an Associate Principal at McKinsey & Co., a management consulting firm, where he served a variety of healthcare companies. Dr. Koppel currently serves on the Board of Directors of Aptinyx Inc., Areteia Therapeutics, BCLS Acquisition Corp., Cardurion Pharmaceuticals, Inc., Cerevel Therapeutics Holdings, Inc., and Foghorn Therapeutics Inc. Previously, Dr. Koppel served on the board of directors of Dicerna Pharmaceuticals, Inc., Trevena Inc. and PTC Therapeutics, Inc. Dr. Koppel received an M.D. and Ph.D. in Neuroscience from the University of Pennsylvania School of Medicine. He also received an M.B.A. from The Wharton School at the University of Pennsylvania, where he was a Palmer Scholar. He graduated magna cum laude from Harvard University with an A.B. and A.M. in History and Science. Dr. Koppel is qualified to serve on our Board of Directors because of his extensive leadership experience, his public company board experience and his experience working in the healthcare sector.

Adam Stone has served as a member of our Board of Directors since November 2015. Mr. Stone is currently the Chief Investment Officer of Perceptive Advisors, a life sciences focused investing firm, where he has worked since 2006. Since July 2021 and February 2021, respectively, Mr. Stone has served as a director and Chief Executive Officer of ARYA Sciences Acquisition Corp V and ARYA Sciences Acquisition Corp IV. Mr. Stone is currently a member of the Board of Directors of LianBio and Immatics N.V., which are public biopharmaceutical companies, and Xontogency LLC, and he previously served as a member of the Board of Directors of Renovia Inc. and Prometheus Biosciences, Inc. Mr. Stone received a B.A. in molecular biology from Princeton University. Mr. Stone is qualified to serve on our Board of Directors because of his extensive experience developing early-stage biotech and healthcare companies.

Lynne Sullivan has served as a member of our Board of Directors since November 2015. Ms. Sullivan has served as the Chief Financial Officer for UNITY Biotechnology, Inc., a biotechnology company, since August 2020. Prior to that, Ms. Sullivan served as the Chief Financial Officer for Compass Therapeutics, LLC (“Compass”), a biotechnology company, from December 2018 to August 2019. Prior to Compass, Ms. Sullivan served as Biogen Inc.’s senior vice president of Finance from 2016 to December 2018, where she also served as vice president of Tax and Corporate Finance from February 2015 to March 2016 and vice president of Tax from April 2008 to February 2015. Ms. Sullivan is currently a member of the Board of Directors of BiomX Inc., and Inozyme Pharma, Inc., both of which are public biopharmaceutical companies. She received an M.S. in Taxation from Bentley University and a B.S.B.A. from Suffolk University. Ms. Sullivan was a Certified Public Accountant for over 20 years. Ms. Sullivan is qualified to serve on our Board of Directors because of her extensive experience in public accounting and financial expertise and her experience working in the healthcare sector.

Members of the Board Continuing in Office

Term Expiring at the 2024 Annual Meeting of Stockholders (Class III)

Name	Age	Position Held
Martin Freed	62	Director
Ilan Ganot	49	Co-Founder and Director
Georgia Keresty	61	Director
Ian Smith	57	Executive Chairman of the Board of Directors

Martin Freed, M.D., F.A.C.P. has served as a member of our Board of Directors since June 2018. Dr. Freed has served as an independent consultant to several private pharmaceutical, biotechnology, and healthcare companies, specializing in clinical and general pharmaceutical development and clinical and regulatory strategy since February 2015. He co-founded and served as Chief Medical Officer of Civitas Therapeutics, Inc., a biopharmaceutical company acquired by Acorda Therapeutics, Inc., from December 2010 to October 2014, and as Senior Vice President, Clinical Development of Acorda Therapeutics, Inc. from October 2014 to January 2015. He has also served as Chief Medical Officer at Adnexus Therapeutics, Inc. (acquired by Bristol-Myers Squibb) and Vitae Pharmaceuticals, Inc. Dr. Freed spent nearly 14 years at GlaxoSmithKline and its predecessor, SmithKline Beecham Pharmaceuticals or SmithKline Beecham, where he served numerous roles including vice president, clinical development and medical affairs in the metabolism therapeutic area. Dr. Freed currently serves on the Board of Directors for Avilar Therapeutics, Inc. He previously served on the Board of Directors for Sojournix, Inc., Dicerna Pharmaceuticals and Intekrin Therapeutics. Dr. Freed has been Board Certified in Internal Medicine, Nephrology and Clinical Pharmacology. He performed his internal medicine residency at Temple University Hospital and nephrology fellowship at Yale-New Haven Hospital. A Fellow of the American College of Physicians, Dr. Freed received a B.S. with distinction in biology from the University of Delaware and an M.D. from Pennsylvania State University’s College of Medicine. Dr. Freed is qualified to serve on our Board of Directors because of his extensive leadership experience, his public company board experience and his experience working in the healthcare sector.

Ilan Ganot is one of our founders and has served as a member of our Board of Directors since our inception in 2013. He also served as our Chief Executive Officer from 2013 to December 2022 and as our President from June 2018 to December 2022. From December 2022 to December 2023, Mr. Ganot will assist with the transition of his duties to Mr. Cumbo and provide other consulting and advisory services, as requested from time to time by us. Previously, Mr. Ganot served as an investment banker at JPMorgan Chase & Co., a leading global financial services firm, from September 2011 to September 2013. From October 2008 to August 2011, Mr. Ganot served as a banker at Nomura Securities Co., Ltd., a securities and investment banking company, and from September 2003 to September 2008, at Lehman Brothers, a global financial services firm. Mr. Ganot is currently a member of the Board of Directors of Minovia Therapeutics. Mr. Ganot received his M.B.A. from London Business School and holds law and business degrees from the Interdisciplinary Center in Herzliya, Israel. Mr. Ganot also practiced corporate law in Israel and was a Captain in the Israeli Defense Forces. He is qualified to serve on our Board of Directors because of his personal dedication to improving treatments available for Duchenne patients, his extensive leadership experience and his extensive knowledge of our company based on his previous role as our Chief Executive Officer.

Georgia Keresty, Ph.D., M.PH. has served as a member of our Board of Directors since March 2021. Dr. Keresty has served as a senior advisor to Takeda R&D, a global research and development driven biopharmaceutical company, since 2021 and she also served as their R&D Chief Operating Officer from 2017 to 2020. From 2003 to 2017 and from 1997 to 1999, she was an executive at Johnson & Johnson. From 1999 to 2003 and from 1983 to 1997, she held roles at Bristol-Myers Squibb Company and Novartis Pharmaceuticals Corporation, respectively. Dr. Keresty holds BSc degrees in Chemical Engineering and Computer Science from Clarkson University and Ramapo College of New Jersey, an M.S. degree in Information Systems from Pace University, an MBA in Operations Management from Rutgers University, a Ph.D. in Operations Management from Rutgers University, and an MPH in Global Health Leadership from the University of Southern California. Dr. Keresty currently serves on the Board of Directors of Commissioning Agents, Inc. and Intellia Therapeutics, Inc. Dr. Keresty previously served on the Board of Directors of Aspen Technology, Inc. Dr. Keresty is qualified to serve on our Board of Directors because of her extensive leadership experience and her experience working in the healthcare sector.

Ian F. Smith is Executive Chairman of our Board and has served as a member of our Board of Directors since April 2020 and served as a consultant to us from February 2020 to December 2021. Mr. Smith also served as director and Executive Chair of the board of ViaCyte, Inc., a private biotechnology company from July 2019 to September 2022. He is also a member of the Board of Foghorn Therapeutics, a public biotechnology company, and is a Senior Advisor to Bain Capital Life Sciences. Between 2001 and 2019, Mr. Smith served as Chief Financial Officer at Vertex Pharmaceuticals Incorporated (“Vertex”), a public biotechnology company, and also served as Chief Operating Officer. He received a B.A. with honors in accounting and finance from Manchester Metropolitan University (UK). Mr. Smith is qualified to serve on our Board of Directors because of his more than 25 years of finance and broad operating experience for public companies in the biopharmaceutical industry.

Term Expiring at the 2025 Annual Meeting of Stockholders (Class I)

Name	Age	Position(s) Held
Alexander Cumbo	52	President, Chief Executive Officer and Director
Robert Huffines	57	Director
Sukumar Nagendran	57	Director
Rajeev Shah	45	Director

Alexander Cumbo has served as our President and Chief Executive Officer and as a director since December 2022. Prior to that, Mr. Cumbo served as the President and Chief Executive Officer and as a director of AavantiBio, Inc. (“AavantiBio”), a gene therapy company, from October 2020 to December 2022, when we acquired AavantiBio. From January 2013 to October 2020, Mr. Cumbo held positions of increasing responsibility at Sarepta Therapeutics, Inc. (“Sarepta”), a precision genetic medicine company, ultimately serving as Executive Vice President, Chief Commercial Officer. From 2011 to 2013, Mr. Cumbo served as Vice President of Sales and Treatment Education for Vertex, launching Incivek, a treatment for hepatitis C, and from 2010 to 2011, he served as Area director for Vertex. Prior to Vertex, Mr. Cumbo served in multiple commercial roles supporting the HIV, HBV and cardiovascular franchises at Gilead Sciences, Inc., a biopharmaceutical company. Mr. Cumbo has served on the board of Verve Therapeutics, Inc. since June 2022. Mr. Cumbo previously served on the board of RA Pharmaceuticals, Inc., a clinical stage biopharmaceutical company acquired by UCB, Brussels, from November 2018 to April 2020. Mr. Cumbo received a Bachelor of Science in Laboratory Technology from Auburn University. Mr. Cumbo is qualified to serve on our Board of Directors based on his extensive and broad range of experience in the biopharmaceutical industry and his deep knowledge of our company as our Chief Executive Officer.

Robert Huffines has served as a member of our Board of Directors since December 2013. Mr. Huffines joined J.P. Morgan, a leading global financial services firm, in 1991 and currently serves as the Global Chairman of Investment Banking, a position he has held since February 2017. Throughout his career at J.P. Morgan, Mr. Huffines has held various leadership positions, including serving as Co-Head of the Global Healthcare Investment Banking Group from 2002 to 2010 and Vice Chairman from 2011 to January 2017. Mr. Huffines received an M.B.A. from the University of Virginia and a B.A. from the University of North Carolina. Mr. Huffines is qualified to serve on our Board of Directors based on his over 30 years of experience advising healthcare companies and his leadership experience.

Sukumar Nagendran, M.D. has served as a member of our Board of Directors since September 2018. Since December 2022, Dr. Nagendran has served as President, Head of Research and Development at Taysha Gene Therapies, Inc., a gene therapy company, and he has served as a member of their Board of Directors since July 2020. Prior to that, he was the Chief Medical Officer and President of Research and Development at Jaguar Gene Therapy, a biotechnology company (“Jaguar”), from February 2000 to December 2022. Prior to Jaguar, Dr. Nagendran was Chief Medical Officer and Senior Vice President of AveXis Inc., a clinical-stage gene therapy company (“AveXis”), from September 2015 to July 2018, prior to the company’s acquisition by Novartis. Prior to AveXis, Dr. Nagendran was Vice President of Medical Affairs of Quest Diagnostics, a provider of diagnostic information services, from March 2013 to September 2015. Prior to Quest Diagnostics, Dr. Nagendran held key leadership positions at Pfizer, Novartis, Daiichi Sankyo, and Reata Pharmaceuticals. Prior to moving to the biotech industry, Dr. Nagendran practiced internal medicine, with a focus on diabetes and cardiovascular disease. He is a Mayo Alumni Laureate and founding member of the Robert Wood Johnson Legacy Society. He is also the sponsor for the Fonseca-Nagendran Scholar award at the American Diabetes Association to enhance research in minority populations. Dr. Nagendran currently serves on the Board of Directors of SalioGen Therapeutics. Dr. Nagendran received his undergraduate degree in Biochemistry from Rutgers University and his M.D. from Rutgers Medical School and trained in Internal Medicine at Mayo Clinic, Rochester. Dr. Nagendran is qualified to serve on our Board of Directors because of his extensive leadership experience and his experience working in the healthcare sector.

Rajeev Shah has served as a member of our Board of Directors since March 2017. Mr. Shah has been a Managing Partner at RA Capital Management, L.P. since 2004. RA Capital Management is a multi-stage investment manager dedicated to evidence-based investing in public and private healthcare and life science companies that are developing drugs, medical devices, diagnostics and research tools. Mr. Shah currently serves on the boards of directors of Black Diamond Therapeutics, Inc. and Satsuma Pharmaceuticals, Inc., in addition to a number of private companies. Mr. Shah was previously a member of the board of directors of Kala Pharmaceuticals, Inc., Eidos Therapeutics, Inc., KalVista Pharmaceuticals, Inc. and Ra Pharmaceuticals, Inc., all public pharmaceutical companies. Mr. Shah received a B.A. in Chemistry from Cornell University. Mr. Shah is qualified to serve on our Board of Directors because of his leadership and financial experience at RA Capital Management, his experience in the biopharmaceutical industry and his experience with life science investments.

CORPORATE GOVERNANCE

General

We believe that good corporate governance is important to ensure that the Company is managed for the long-term benefit of our stockholders. This section describes key corporate governance practices that we have adopted. We have adopted a code of business conduct and ethics, which applies to all of our officers, directors and employees, and corporate governance guidelines and charters for our audit committee, our compensation committee, our nominating and governance committee and our clinical committee. We have posted copies of our code of business conduct and ethics and corporate governance guidelines, as well as each of our committee charters, on the “Governance” section of the “Investors” page of our website, www.solidbio.com, which you can access free of charge. Information contained on our website is not incorporated by reference in, or considered part of, this proxy statement. We will also provide copies of these documents as well as our other corporate governance documents, free of charge, to any stockholder upon written request to Solid Biosciences Inc., 500 Rutherford Avenue, 3rd Floor, Charlestown, MA 02129, Attention: Investor Relations.

Corporate Governance Guidelines

Our Board of Directors has adopted corporate governance guidelines to assist in the exercise of its duties and responsibilities and to serve the best interests of the Company and our stockholders. These guidelines, which provide a framework for the conduct of our Board’s business, provide that:

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our Board’s principal responsibility is to oversee the management of the Company;
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except as may be otherwise permitted by Nasdaq listing standards, a majority of the members of our Board shall be independent directors;
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the independent directors meet at least twice annually in executive session;
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directors have full and free access to officers and employees of the Company;
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our Board has the power to hire and consult with independent advisors;
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new directors participate in an orientation program and directors may be expected to participate in continuing director education; and
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our nominating and corporate governance committee will oversee an annual self-evaluation of the Board to determine whether it and its committees are functioning effectively.

A copy of the corporate governance guidelines can be found on the “Governance” section of the “Investors” page of our website at www.solidbio.com.

Director Independence

Applicable Nasdaq rules require a majority of a listed company’s Board of Directors to be comprised of independent directors within one year of listing. In addition, Nasdaq rules require that, subject to specified exceptions, each member of a listed company’s audit, compensation and nominating and corporate governance committees be independent. Audit committee members must also satisfy independence criteria set forth in Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and compensation committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. The Nasdaq independence definition includes a series of objective tests, such as that the director is not, and has not been for at least three years, one of our employees and that neither the director nor any of his or her family members has engaged in various types of business dealings with us. In addition, under applicable Nasdaq rules, a director will only qualify as an “independent director” if, in the opinion of the listed company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of the audit committee, the Board of Directors, or any other board committee, accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries or otherwise be an affiliated person of the listed company or any of its subsidiaries. In order to be considered independent for purposes of Rule 10C-1, the board must consider, for each member of a compensation committee of a listed company, all factors specifically relevant to determining whether a director has a relationship to such company which is material to that director’s ability to be independent from management in connection with the duties of a compensation committee member, including, but not limited to: (1) the source of compensation of the director, including any consulting advisory or other compensatory fee paid by such company to the director; and (2) whether the director is affiliated with the company or any of its subsidiaries or affiliates.

Our Board of Directors has determined that all members of the Board of Directors, except Alexander Cumbo, Ilan Ganot and Ian Smith, are independent directors, as defined under applicable Nasdaq rules. In making such determination, our Board of Directors considered the relationships that each director has with our Company and all other facts and circumstances that our Board of Directors deemed relevant in determining his or her independence, including the beneficial ownership of our common stock by each director. Mr. Cumbo is not an independent director under applicable rules because he is our President and Chief Executive Officer. Mr. Ganot is not an independent director under applicable rules because he was our President and Chief Executive Officer until December 2, 2022. Mr. Smith is not an independent director under applicable rules because of his former consulting relationship with our Company.

Our Board of Directors has determined that the composition of our committees currently complies with all applicable independence requirements of Nasdaq and the rules and regulations of the SEC.

Board Leadership Structure

It is the current policy of the Company that the positions of chief executive officer and chairman of the Board are held by different persons. Accordingly, our Board of Directors has appointed Mr. Smith as the chairman of the Board of Directors. Mr. Smith’s duties as chairman of the Board include the following:

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meeting with any director who is not adequately performing his or her duties as a member of our Board of Directors or any committee;
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facilitating communications between other members of our Board of Directors and the chief executive officer;
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together with the lead independent director, preparing or approving the agenda for each board meeting; and
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determining the frequency and length of board meetings and recommending when special meetings of our Board of Directors should be held.

Our Board of Directors believes that having a leadership structure with separate roles of chairman and chief executive officer offers the following benefits:

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supporting the oversight of the Company and enhancing our Board’s objective evaluation of our chief executive officer;
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freeing the chief executive officer to focus on company operations instead of Board administration;
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providing the chief executive officer with an experienced sounding board; and
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providing greater opportunities for communication between stockholders and our Board of Directors.

Although the roles of chairman and chief executive officer are currently separate, our Board of Directors believes it is appropriate for our chief executive officer to serve as a member of our Board of Directors. Because our chairman is not an independent director, our Board has designated Mr. Stone as our lead independent director. Mr. Stone’s duties as lead independent director include the following:

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with the chairman, establishing the agenda for regular board meetings and serving as chairman of the board in the absence of the chairman;
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establishing the agenda for and presiding over meetings of the independent directors;

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coordinating with the committee chairs regarding meeting agendas and informational requirements;
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presiding over any portions of meetings of the Board at which the independence if the directors or performance of the non-independent chairman or independent directors is presented or discussed; and
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serving as a liaison between the chief executive officers and non-independent chairman, on the one hand, and the independent directors, on the other.

The Board’s Role in Risk Oversight

Our Board of Directors oversees our risk management processes directly and through its committees. Our management is responsible for risk management on a day-to-day basis. The role of our Board of Directors and its committees is to oversee the risk management activities of management. Our Board of Directors fulfills this duty by discussing with management the policies and practices utilized by management in assessing and managing risks and providing input on those policies and practices.

In general, our Board of Directors oversees risk management activities relating to business strategy, acquisitions, capital allocation, organizational structure and certain operational risks; our audit committee oversees risk management activities related to financial controls and legal and compliance risks; our compensation committee oversees risk management activities relating to our compensation policies and practices and management succession planning; our nominating and corporate governance committee oversees risk management activities relating to the composition of our Board of Directors and corporate governance; and our clinical committee assists the Board’s oversight of clinical and regulatory-related activities. Oversight by the audit committee includes direct communication with our independent registered public accounting firm. Oversight by the compensation committee includes direct communication with our independent compensation consultants. Each committee reports to the full Board of Directors on a regular basis, including reports with respect to the committee’s risk oversight activities as appropriate. In addition, since risk issues often overlap, committees from time to time request that the full Board of Directors discuss particular risks.

Board Meetings

Our Board met ten times during fiscal year 2022, including telephonic and virtual meetings. During the year, each of our directors attended 75% or more of the combined total number of meetings of the Board and the committees on which he or she served.

Committees of the Board

We have four standing committees: the audit committee, the compensation committee, the nominating and corporate governance committee and the clinical committee. Each of these committees has a written charter approved by our Board. A copy of each charter can be found on the “Governance” section of the “Investors” page of our website at www.solidbio.com.

Audit Committee

The members of our audit committee are Ms. Sullivan, Dr. Keresty and Mr. Stone, with Ms. Sullivan serving as chair of the audit committee. Additionally, Dr. Koppel served as a member of the audit committee through June 7, 2022. Our Board of Directors has determined that each of these individuals meets the independence requirements of the Sarbanes-Oxley Act, Rule 10A-3 under the Exchange Act, and the applicable listing standards of Nasdaq. Each member of our audit committee can read and understand fundamental financial statements in accordance with Nasdaq audit committee requirements. In arriving at this determination, the Board has examined each audit committee member’s employment and other experience. Our Board of Directors has determined that Ms. Sullivan qualifies as an audit committee financial expert within the meaning of SEC regulations and meets the financial sophistication requirements of the Nasdaq listing rules. In making this determination, our Board has considered Ms. Sullivan’s formal education and previous and current experience in financial roles. Both our independent registered public accounting firm and management periodically meet privately with our audit committee. Our audit committee met five times during fiscal year 2022.

Our audit committee’s responsibilities include, among other things:

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appointing, approving the compensation of, and assessing the independence of our registered public accounting firm;
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overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from that firm;
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reviewing and discussing with management and our independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
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monitoring our internal control over financial reporting, disclosure controls and procedures and code of business conduct and ethics;
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overseeing our risk assessment and risk management policies;
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establishing procedures for the receipt and retention of accounting related complaints and concerns;
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meeting independently with our internal auditing staff, if any, our independent registered public accounting firm and management;
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reviewing and approving or ratifying any related person transactions;
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reviewing on a periodic basis our investment policy; and
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preparing the audit committee report required by SEC rules.

We believe that the composition and functioning of our audit committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations.

Compensation Committee

The members of our compensation committee are Mr. Shah, Dr. Freed and Dr. Nagendran, with Mr. Shah serving as chair of the compensation committee. Additionally, Dr. Koppel and Mr. Stone served as members of the compensation committee through the Company's Annual Meeting on June 7, 2022. Our Board of Directors has determined that each of these individuals is independent as defined under the applicable listing standards of Nasdaq, including the standards specific to members of a compensation committee. Our compensation committee met four times during fiscal year 2022.

Our compensation committee’s responsibilities include, among other things:

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reviewing and approving, or making recommendations to our Board of Directors with respect to, the compensation of our chief executive officer and our other executive officers;
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overseeing an evaluation of our senior executives;
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overseeing and administering our cash and equity incentive plans;
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reviewing and making recommendations to our Board of Directors with respect to director compensation;
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reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure if and to the extent then required by SEC rules; and
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preparing the compensation committee report if and to the extent then required by SEC rules.

We believe that the composition and functioning of our compensation committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations.

The compensation committee may delegate to one or more executive officers the power to grant options or other stock awards pursuant to our equity incentive plans to employees who are not directors or executive officers, subject to certain limitations. The compensation committee may also form and delegate its responsibilities to one or more subcommittees of the Board.

Our executive compensation program is administered by our compensation committee, subject to the oversight and approval of our full Board. Our compensation committee reviews our executive compensation practices on an annual basis and based on this review approves or, as appropriate, makes recommendations to our Board for approval of our executive compensation program. Our chief executive officer recommends annual executive salary increases, annual equity awards and bonuses, if any, for the other executive officers, which are then reviewed and approved or adjusted by the compensation committee.

In designing our executive compensation program, our compensation committee considers publicly available compensation data for national and regional companies in the biotechnology/pharmaceutical industry to help guide its executive compensation decisions at the time of hiring and for subsequent adjustments in compensation. In 2022, our compensation committee retained Radford, an AON Hewitt company, as its independent compensation consultant to provide comparative data on executive compensation practices in our industry and to advise on our executive compensation program generally. The compensation committee also retained Radford for recommendations and review of non-employee director compensation in 2022. Although our compensation committee considers the advice and recommendations of Radford as to our executive compensation program, our compensation committee ultimately makes their own decisions about these matters. In the future, we expect that our compensation committee will continue to engage independent compensation consultants to provide additional guidance on our executive compensation programs and to conduct further competitive benchmarking against a peer group of publicly traded companies.

Our director compensation program is administered by our Board with the assistance of the compensation committee.

Nominating and Corporate Governance Committee

The members of our nominating and corporate governance committee are Mr. Stone, Dr. Kahn and Ms. Sullivan, with Mr. Stone serving as chair of the nominating and corporate governance committee. Additionally, Dr. Freed served as a member of the nominating and corporate governance committee through the Company's Annual Meeting on June 7, 2022. Our Board of Directors has determined that each of these individuals is independent as defined under the applicable listing standards of Nasdaq and SEC rules and regulations. Our nominating and corporate governance committee met two times during fiscal year 2022.

Our nominating and corporate governance committee’s responsibilities include, among other things:

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recommending to our Board of Directors the persons to be nominated for election as directors and to each of our Board’s committees;
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reviewing and making recommendations to our Board of Directors with respect to our board leadership structure;
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reviewing and making recommendations to our Board of Directors with respect to management succession planning;
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developing and recommending to our Board of Directors corporate governance guidelines; and
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overseeing an annual evaluation of our Board of Directors.

We believe that the composition and functioning of our nominating and corporate governance committee complies with all applicable requirements of the Sarbanes-Oxley Act, and all applicable SEC and Nasdaq rules and regulations.

Clinical Committee

The members of our clinical committee are Dr. Freed, Dr. Kahn and Dr. Nagendran, with Dr. Freed serving as the chair of the clinical committee. Additionally, Dr. Koppel served as a member of the clinical committee through the Company's Annual Meeting on June 7, 2022. Our clinical committee met four times during fiscal year 2022.

Our clinical committee’s responsibilities include, among other things:

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providing strategic and/or operational clinical development and regulatory advice and making recommendations to management of the Company, as applicable, regarding current and planned research and development programs;
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providing strategic and/or operation clinical and regulatory advice and guidance to management of the Company, as applicable, regarding advancement of clinical studies or programs; and
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advising the Board, as requested, regarding potential clinical and/or regulatory issues related to potential licensing and acquisition opportunities.

Code of Business Conduct and Ethics

We have adopted a Code of Business Conduct and Ethics (the “Code of Conduct”) that applies to our directors, executive officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions. The Code of Conduct is available on the “Governance” section of the “Investors” page of our website at www.solidbio.com. The nominating and corporate governance committee of our Board of Directors is responsible for overseeing the Code of Conduct and must approve any waivers of the Code of Conduct for employees, executive officers and directors. In addition, we intend to post on our website all disclosures that are required by law or the listing standards of Nasdaq concerning any amendments to, or waivers of, any provision of the Code of Conduct.

Anti-Hedging and Anti-Pledging Policies

We have adopted an Insider Trading Policy that, among other things, expressly prohibits all of our employees, including our named executive officers, and our directors, as well as certain of their family members and related entities, from engaging in short sales of our securities, including short sales “against the box”; purchases or sales of puts, calls or other derivative securities based on our securities; and purchases of financial instruments (including prepaid variable forward contracts, equity swaps, collars and exchange funds) or other transactions that are designed to hedge or offset any decrease in the market value of our securities. In addition, our Insider Trading Policy prohibits such persons from purchasing our securities on margin, borrowing against our securities held in a margin account, or pledging our securities as collateral for a loan, with an exception in extraordinary situations for pledges of our securities as collateral for a loan (other than a margin loan) only after certain prerequisites are met and only with the preapproval of our chief financial officer or chief legal officer and, in the case of directors and executive officers, the audit committee.

Director Nomination Process

Our nominating and corporate governance committee is responsible for identifying individuals qualified to serve as directors, consistent with criteria approved by our Board, and recommending the persons to be nominated for election as directors.

Director Qualifications

In evaluating director nominees, the nominating and corporate governance committee and our Board will consider, among other things, the following factors:

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relevant expertise upon which to be able to offer advice and guidance to management;
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having sufficient time to devote to the affairs of the Company;
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demonstrated excellence in his or her field;
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dedication to the Company’s mission;
•
having the ability to exercise sound business judgment;

•
having the commitment to represent the interests of the Company’s stockholders; and
•
diversity of background and perspective, including with respect to age, gender, race, sexual identity, place of residence and specialized experience.

The nominating and corporate governance committee’s goal is to assemble a Board that brings to the Company a variety of perspectives and skills derived from high quality business and professional experience. Moreover, the nominating and corporate governance committee believes that the background and qualifications of the Board, considered as a group, should provide a significant mix of experience, knowledge and abilities that will allow the Board to fulfill its responsibilities. Nominees are not discriminated against on the basis of race, religion, national origin, sex, sexual orientation, disability or any other basis proscribed by law.

The nominating and corporate governance committee has not adopted a formal policy with respect to a fixed set of specific minimum qualifications for its candidates for membership on the Board. The committee may consider such other facts, including, without limitation, diversity, as it may deem are in the best interests of the Company and its stockholders. The committee believes it is appropriate for our chief executive officer to serve as a member of our Board. Our directors’ performance and qualification criteria are reviewed periodically by the nominating and corporate governance committee.

Identification and Evaluation of Nominees for Directors

The nominating and corporate governance committee identifies nominees for director by first evaluating the current members of our Board willing to continue in service. Current members with qualifications and skills that are consistent with the nominating and corporate governance committee’s criteria for Board service and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of our Board with that of obtaining a new perspective or expertise.

If any member of our Board does not wish to continue in service or if our Board decides not to re-nominate a member for re-election, the nominating and corporate governance committee will identify a new nominee that meets the criteria above. The committee generally inquires of our Board and members of management for their recommendations. The committee may also review the composition and qualification of the boards of directors of our competitors, and may seek input from industry experts or analysts. The nominating and corporate governance committee reviews the qualifications, experience and background of suggested candidates. Final candidates, if other than our current directors, would be interviewed by the members of the nominating and corporate governance committee and by certain of our other independent directors and executive management. In making its determinations, the nominating and corporate governance committee evaluates each individual in the context of our Board as a whole, with the objective of assembling a group that can best contribute to the success of the Company and represent stockholder interests through the exercise of sound judgment. After review and deliberation of all feedback and data, the nominating and corporate governance committee makes its recommendation to our Board.

We have not received director candidate recommendations from our stockholders and do not have a formal policy regarding consideration of such recommendations. However, any recommendations received from stockholders will be evaluated in the same manner that potential nominees suggested by Board members, management or other parties are evaluated. We do not intend to treat stockholder recommendations in any manner different from other recommendations.

Under our bylaws, stockholders wishing to propose a candidate for director should write to our secretary. In order to give the nominating and corporate governance committee sufficient time to evaluate a recommended candidate and/or include the candidate in our proxy statement for the 2024 annual meeting of stockholders, the recommendation should be received by our secretary at our principal executive offices in accordance with our procedures detailed in the section below entitled “Stockholder Proposals”. Such submissions must state the nominee’s name, together with appropriate biographical information and background materials, and information with respect to the stockholder or group of stockholders making the recommendation, including the number of shares of common stock owned by such stockholder or group of stockholders, as well as other information required by our bylaws. We may require any proposed nominee to furnish such other information as we may reasonably require to determine the eligibility of such proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack thereof, of such proposed nominee.

Board Diversity Matrix

Our Board of Directors has voluntarily provided the self-identified information below.

Board Diversity Matrix (As of April 27, 2023)
Total Number of Directors			12
	Female	Male	Non-Binary	Did Not Disclose Gender
Part I: Gender Identity
Directors	3	9	—	—
Part II: Demographic Background
African American or Black	—	—	—	—
Alaskan Native or Native American	—	—	—	—
Asian	—	2	—	—
Hispanic or Latinx	—	—	—	—
Native Hawaiian or Pacific Islander	—	—	—	—
White	3	7	—	—
Two or More Races or Ethnicities	—	—	—	—
LGBTQ+	—
Did Not Disclose Demographic Background	—

Director Attendance at Annual Meetings

Our corporate governance guidelines provide that directors are responsible for attending the annual meeting of stockholders. All members of our Board serving at the time attended our 2022 annual meeting of stockholders.

Communications with Our Board

Stockholders seeking to communicate with our Board should submit their written comments to Solid Biosciences Inc., 500 Rutherford Avenue, 3rd Floor, Charlestown, MA 02129, Attention: Secretary. Our secretary will forward such communications to each member of our Board; provided that, if in the opinion of our secretary, it would be inappropriate to send a particular stockholder communication to a specific director, such communication will only be sent to the remaining directors (subject to the remaining directors concurring with such opinion).

Non-Employee Director Compensation

Non-employee director compensation is set by our Board of Directors at the recommendation of our compensation committee. In 2022, the compensation committee retained Radford, an AON Hewitt company, to assist in assessing our non-employee director compensation program and provide recommendations with respect to the compensation program.

Under our current director compensation program, we pay our non-employee directors a cash retainer for their service on the Board of Directors and for their service on each committee of which the director is a member. The chairs of each committee receive higher retainers for such service. These fees are payable in arrears in equal semi-annual installments not later than the 15th business day following the end of the second and fourth calendar quarters, provided that the amount of such payment will be prorated for any portion of such semi-annual period that the director is not serving on the Board, on such committee or in such position. The fees paid to non-employee directors for their service on the Board of Directors and for their service on each committee of the Board of Directors of which the director is a member are as follows:

Committee	Member Annual Fee	Chairperson Incremental Annual Fee
Board of Directors	$40,000	$35,000
Audit Committee	7,500	7,500
Clinical Committee	7,500	7,500
Compensation Committee	5,000	5,000
Nominating and Corporate Governance Committee	4,000	4,000

We also reimburse our non-employee directors for reasonable out-of-pocket business expenses incurred in connection with the performance of their duties as directors, including travel expenses in connection with their attendance in person at our Board of Director and committee meetings.

In addition, under our current director compensation program, each new non-employee director elected to our Board of Directors receives an option (the “Initial Option”) to purchase 19,300 shares of our common stock under our Amended and Restated 2020 Equity Incentive Plan (the “2020 Plan”). Each of these options vest in equal annual installments over a three-year period measured from the date of grant, subject to the director’s continued service as a director. Further, on the date of our annual meeting of stockholders, each non-employee director that has served on our Board of Directors for at least six months prior to such annual meeting receives an option (the “Annual Option”) to purchase 9,650 shares of our common stock under our 2020 Plan. Each of these options vest in full on the earlier to occur of the one-year anniversary of the grant date and immediately prior to our first annual meeting of stockholders occurring after the grant date, subject to the director’s continued service as a director. All options granted to our non-employee directors under our director compensation program will be issued at exercise prices equal to the fair market value of our common stock on the date of grant and will become exercisable in full in the event of a change in control.

At the recommendation of Radford, our Board of Directors approved an increase to (i) the Initial Option from 2,666 shares to 6,800 shares, effective as of June 7, 2022, and from 6,800 shares to 19,300 shares, effective as of December 13, 2022, and (ii) the Annual Option from 2,000 shares to 3,400 shares, effective as of June 7, 2022, and from 3,400 shares to 9,650 shares, effective as of December 13, 2022.

This program is intended to provide compensation for our non-employee directors in a manner that enables us to attract and retain outstanding director candidates and reflects the substantial time commitment necessary to oversee our affairs. We also seek to align the interests of our directors and our stockholders, and we have chosen to do so by compensating our non-employee directors with a mix of cash and equity-based compensation.

The table below shows the compensation paid to our non-employee directors during 2022.

Name	Fees Earned or Paid in Cash ($)	Option Awards ($) (1)(2)		Stock Awards ($) (1)(3)		Total ($)
Ian Smith	75,000	389,694	(4)	173,105	(5)	628,799
Clare Kahn, Ph.D.	49,768	105,209	(6)	—		154,977
Martin Freed, M.D., F.A.C.P.	59,567	83,109	(7)	—		142,676
Robert Huffines	40,000	83,109	(7)	—		123,109
Georgia Keresty, Ph.D., M.PH.	47,500	83,109	(7)	—		130,609
Adam Koppel, M.D., Ph.D.	31,315	70,825	(8)	—		102,140
Sukumar Nagendran, M.D.	50,336	83,109	(7)	—		133,444
Rajeev Shah	47,836	83,109	(7)	—		130,944
Adam Stone	54,418	83,109	(7)	—		137,536
Lynne Sullivan	59,000	83,109	(7)	—		142,109

(1)
The amount in this column represents the aggregate grant date fair value of the award as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the award reported in this column are set forth in Note 10 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022.
(2)
As of December 31, 2022, our non-employee directors held options to purchase shares of our common stock as follows: Mr. Smith: 73,948 shares; Dr. Kahn: 18,382; Dr. Freed: 21,380 shares; Mr. Huffines: 18,382 shares; Dr. Keresty: 15,716 shares; Dr. Koppel: 12,316 shares; Dr. Nagendran: 19,715 shares; Mr. Shah: 18,382 shares; Mr. Stone: 18,382 shares; and Ms. Sullivan: 18,382 shares.
(3)
As of December 31, 2022, our non-employee directors held restricted stock units with respect to shares of our common stock as follows: Mr. Smith: 6,483 restricted stock units.
(4)
Consists of (i) an option to purchase 12,966 shares of our common stock granted on January 3, 2022, (ii) an option to purchase 3,400 shares of our common stock granted on June 7, 2022 and (iii) an option to purchase 9,650 shares of our common stock granted on December 13, 2022.
(5)
Consists of 6,483 restricted stock units granted on January 3, 2022.
(6)
Consists of (i) an option to purchase 3,400 shares of our common stock granted on June 7, 2022 (ii) an option to purchase 2,666 shares of our common stock granted on June 7, 2022 for her services as a consultant to us, and (iii) an option to purchase 9,650 shares of our common stock granted on December 13, 2022.
(7)
Consists of (i) an option to purchase 3,400 shares of our common stock granted on June 7, 2022 and (ii) an option to purchase 9,650 shares of our common stock granted on December 13, 2022.
(8)
Consists of (i) an option to purchase 2,666 shares of our common stock granted on December 2, 2022 and (ii) an option to purchase 9,650 shares of our common stock granted on December 13, 2022.

In respect of his services as Executive Chair of our Board, on January 3, 2023, we granted Mr. Smith an option to purchase 70,796 shares of our common stock and 62,278 restricted stock units.

During 2022, we did not provide any compensation to Mr. Cumbo, our President and Chief Executive Officer, for his service as a member of our Board. Mr. Cumbo’s compensation as an executive officer is set forth below under “Executive Compensation—2022 Summary Compensation Table.”

Mr. Ganot, one of our directors who served as our president and chief executive officer until December 2, 2022, did not receive any additional compensation for his service as a director while serving as our president and chief executive officer. Following Mr. Ganot’s resignation as our president and chief executive officer, he continues to serve on our Board. Mr. Ganot is one of our named executive officers for 2022 and, accordingly, the compensation that we paid to Mr. Ganot as an employee, and subsequent to his resignation as a non-employee director, is set forth below under “Executive Compensation—2022 Summary Compensation Table.”

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF SOLID BIOSCIENCES INC.

The audit committee is appointed by the Board to assist the Board in fulfilling its oversight responsibilities with respect to (1) the integrity of our financial statements and financial reporting process and systems of internal controls regarding finance, accounting, and compliance with legal and regulatory requirements, (2) the qualifications, independence, and performance of our independent registered public accounting firm, (3) the performance of our internal audit function, if any, and (4) other matters as set forth in the charter of the audit committee approved by the Board.

Management is responsible for the preparation of the Company’s financial statements and the financial reporting process, including its system of internal control over financial reporting and its disclosure controls and procedures. The independent registered public accounting firm is responsible for performing an audit of the Company’s financial statements in accordance with the standards of the Public Company Accounting Oversight Board (“PCAOB”) and issuing a report thereon. The audit committee’s responsibility is to monitor and oversee these processes.

In connection with these responsibilities, the audit committee reviewed and discussed with management and the independent registered public accounting firm the audited consolidated financial statements of the Company for the fiscal year ended December 31, 2022. The audit committee also discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the PCAOB and SEC. In addition, the audit committee received written communications from the independent registered public accounting firm confirming their independence as required by the applicable requirements of the PCAOB and has discussed with the independent registered public accounting firm their independence.

Based on the reviews and discussions referred to above, the audit committee recommended to the Board that the audited consolidated financial statements of the Company be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2022 that was filed with the SEC.

THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS OF SOLID BIOSCIENCES INC.

Lynne Sullivan, Chairperson

Georgia Keresty, Ph.D.

Adam Stone

EXECUTIVE OFFICERS

Set forth below are the names, ages and positions of our current executive officers and directors as of April 1, 2023.

Name	Age	Position(s) held
Alexander Cumbo	52	President, Chief Executive Officer and Director
Jessie Hanrahan, Ph.D.	47	Chief Regulatory Officer
Paul Herzich	45	Chief Technology Officer
David Tyronne Howton	51	Chief Administrative Officer and Secretary
Jennifer Marlowe, Ph.D.	46	Chief Scientific Officer, Friedreich’s Ataxia and Cardiac Pipeline
Carl Morris, Ph.D.	53	Chief Scientific Officer, Neuromuscular
Kevin Tan	45	Chief Financial Officer and Treasurer

Executive Officers

The biography of Mr. Cumbo can be found above under “Members of the Board Continuing in Office.”

Jessie Hanrahan, Ph.D. has served as our Chief Regulatory Officer since December 2022. Prior to that, Dr. Hanrahan served as Chief Regulatory Officer of AavantiBio from May 2021 to December 2022. Prior to joining AavantiBio, Dr. Hanrahan served as the Vice President of Regulatory Science at bluebird bio, Inc. (“bluebird”), a biotechnology company, from February 2020 to May 2021 and Senior Director of Regulatory Science at bluebird from August 2016 to February 2020. Prior to joining bluebird, Dr. Hanrahan worked at Sanofi Genzyme, a biotechnology company, as Senior Manager of Regulatory Affairs from October 2009 to July 2016 and as Principal Medical Writer from July 2007 to October 2009. Prior to joining Sanofi Genzyme, Dr. Hanrahan served as a Medical Writer at Boston Scientific, a biomedical engineering firm, from May 2006 to July 2007. Dr. Hanrahan holds a Ph.D., M.S. and M.Ph. in Molecular, Cellular and Developmental Biology from Yale University. Dr. Hanrahan received a Bachelor of Arts in Biology and History from Mount Holyoke College.

Paul Herzich, Ph.D. has served as our Chief Technology Officer since December 2022. Prior to that, Dr. Herzich served as Chief Technology Officer of AavantiBio from April 2021 to December 2022. Before joining AavantiBio, Mr. Herzich served as Vice President of CMC at BridgeBio Pharma, Inc. (“BridgeBio”), a biopharmaceutical company, from August 2020 to April 2021. Previously, Mr. Herzich served as Head of Manufacturing Operations at BridgeBio from July 2019 to July 2020. Before joining BridgeBio, Mr. Herzich served as Senior Director of Manufacturing at LogicBio Therapeutics, Inc., a genetic medicine company, from January 2018 to July 2019. Additionally, Mr. Herzich served as Senior Manager and Director of cGMP Gene Therapy Manufacturing at Pfizer from August 2016 to January 2018. From July 2015 to August 2016, Mr. Herzich served as the head of TD Manufacturing at CSL Seqirus, a pharmaceutical company, after its acquisition of Novartis Vaccines and Diagnostics, Inc., where Mr. Herzich served in various roles of increasing responsibility from December 2007 to July 2015. Mr. Herzich holds a Master of Business Administration from North Carolina State University Poole College of Management and a Bachelor of Science in Biology from Rutgers University.

David Tyronne Howton has served as our Chief Administrative Officer and Secretary since December 2022. Prior to that, Mr. Howton served as the Chief Operating Officer and General Counsel of AavantiBio from March 2021 to December 2022. From November 2012 to December 2020, Mr. Howton served as Executive Vice President, General Counsel and Corporate Secretary at Sarepta. Prior to joining Sarepta, Mr. Howton served as the Senior Vice President and Chief Legal Officer and Chief Compliance Officer at Vertex. Prior to Vertex, Mr. Howton served in multiple legal roles at Genentech, Inc., a biotechnology company. Mr. Howton has served on the board of Make-A-Wish® Massachusetts and Rhode Island since March 2021. Mr. Howton received a Bachelor of Arts in Political Science from Yale University and a Juris Doctor from Northwestern University School of Law.

Jennifer Marlowe, Ph.D. has served as our Chief Scientific Officer, Friedreich’s Ataxia and Cardiac Pipeline since December 2022. Prior to that, Dr. Marlowe served as Chief Scientific Officer of AavantiBio from November 2021 to December 2022. Prior to joining AavantiBio, Dr. Marlowe was the Vice President, beta-Thalassemia Program Lead at bluebird from December 2020 to November 2021. Dr. Marlowe served as Vice President of Preclinical and Translational Development at bluebird from July 2019 to January 2021 and as Senior Director, Preclinical

Development from August 2017 to July 2019. Prior to joining bluebird, Dr. Marlowe served as Director, Translational Safety Models, Discovery & Investigative Toxicology at Novartis Institutes for BioMedical Research (“Novartis Institutes”), a pharmaceutical corporation, from January 2017 to August 2017. At Novartis Institutes, she also served as Global Head of Strategic Planning and Communication, Investigative Toxicology from June 2013 to August 2017, as Nonclinical Safety Project Team Member, Preclinical Safety from January 2009 to August 2017, and as a Group and Laboratory Head in Investigative Toxicology from January 2007 to December 2016. Dr. Marlowe holds a Ph.D. in Molecular Toxicology, with an emphasis in cellular and molecular mechanisms of carcinogenesis, from the Department of Environmental Health Sciences at the University of Cincinnati. She earned a Bachelor of Science in Zoology from Miami University.

Carl Morris, Ph.D. has served as our Chief Scientific Officer, Neuromuscular since December 2022, and previously served as our Chief Scientific Officer from June 2017 to December 2022 and Senior Vice President of Research and Development from September 2015 to June 2017. Prior to joining us, Dr. Morris held various leadership positions within Pfizer’s Rare Disease Research Unit from January 2010 to August 2015, including serving as a Senior Director, Director and Senior Principal Scientist. Prior to Pfizer, Dr. Morris held various positions within the Tissue Repair unit at Wyeth Pharmaceuticals, Inc., a pharmaceutical company acquired by Pfizer. Dr. Morris was an Assistant Professor at Boston University School of Medicine and a founding faculty member of the Muscle and Aging Research Unit. He is also co-founder and a member of the Board of Directors of Breed Nutrition Inc. Dr. Morris holds a B.A. in Biology from Franklin Pierce College and a Ph.D. in Physiology from UCLA.

Kevin Tan has served as our Chief Financial Officer and Treasurer since January 2023. Prior to that, Mr. Tan served as the Chief Financial Officer at Selecta Biosciences, Inc. (“Selecta”), a biopharmaceutical company, from September 2021 to November 2022. Prior to joining Selecta, Mr. Tan served as Treasurer at Sarepta from July 2020 to September 2021. Prior to becoming Treasurer at Sarepta, he served as Assistant Treasurer from May 2018 to June 2020. Before joining Sarepta, Mr. Tan worked as a freelance consultant from February 2017 to April 2018, providing independent financial advice and advisory services to individuals and private companies. From June 2012 to November 2016, Mr. Tan served as Senior Portfolio Manager - Public Market Investments at CPP Investments (f/k/a the Canada Pension Plan Investment Board). He has also served in various positions at Macquarie Capital (USA) Inc., Arrowhawk Capital Partners LLC, and Lehman Brothers Inc. (subsequently acquired by Barclays Capital Inc.). Mr. Tan holds a Bachelor of Commerce degree from Queen’s University at Kingston, as well as a Master of Engineering degree from The Graduate School at Princeton University, and a Master of Business Administration degree from the University of Chicago Booth School of Business.

EXECUTIVE COMPENSATION

The following information describes the material elements of compensation awarded to, earned by or paid to each of our named executive officers (the “Named Executive Officers”). Our Named Executive Officers for the year ended December 31, 2022 are:

Alexander Cumbo, our President and Chief Executive Officer;

•
Ilan Ganot, our former President and Chief Executive Officer;

•
Erin Powers Brennan, our former Chief Legal Officer and Secretary;

•
Carl Morris, our Chief Scientific Officer, Neuromuscular; and

•
David Tyronne Howton, our Chief Administrative Officer and Secretary.

2022 Summary Compensation Table

The following table contains information about the compensation paid to or earned by each of our Named Executive Officers for the years ended December 31, 2022 and 2021.

Name and Principal Position	Year	Salary ($)	Bonus ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	All Other Compensation ($)	Total ($)
Alexander Cumbo, President and Chief Executive Officer (4)	2022	45,519	—	774,820	1,379,873	—	2,200,212
Ilan Ganot, Former President and Chief Executive Officer (5)	2022	532,589	318,285	306,164	536,051	512,418(6)	2,205,508
	2021	551,100	187,925	—	2,544,780	10,004	3,293,809
Erin Powers Brennan, Former Chief Legal Officer and Secretary (7)	2022	430,500	238,306	163,003(8)	247,268	260,686(9)	1,339,762
	2021	341,677(12)	145,698	—	2,382,250	8,629	2,878,244
Carl Morris, Chief Scientific Officer	2022	430,500	66,106	83,620	288,154	5,343(10)	873,723
David Tyronne Howton, Chief Administrative Officer and Secretary (11)	2022	35,030	—	353,428	629,412	—	1,017,870

(1)
Except where noted otherwise, represents annual bonuses paid to the Named Executive Officers after the completion of each calendar year at the discretion of our Board of Directors.

(2)
The amount in this column represents the aggregate grant date fair value of the restricted stock unit award as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the award reported in this column are set forth in Note 10 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022.

(3)
The amount in this column represents the aggregate grant date fair value of the option award as computed in accordance with Financial Accounting Standard Board Accounting Standards Codification Topic 718. The assumptions used in calculating the grant date fair value of the award reported in this column are set forth in Note 10 to our audited consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2022.

(4)
Mr. Cumbo commenced employment with us on December 2, 2022. The salary reported reflects the pro rata portion of Mr. Cumbo’s annualized salary of $585,000 that was earned during 2022.

(5)
Mr. Ganot resigned as our President and Chief Executive Officer effective as of December 2, 2022.

(6)
All other compensation for 2022 reflects: (i) a matching contribution under our 401(k) plan of $10,980, (ii) severance payments of $477,427 pursuant to the Ganot Transition Agreement (as defined below), (iii) consulting payments of $20,833 pursuant to the Ganot Consulting Agreement (as defined below) and (iv) payments of $3,178 under our non-employee director compensation program for his service as a non-employee director.

(7)
Ms. Brennan resigned as our Chief Legal Officer and Secretary effective as of December 2, 2022.

(8)
There was no incremental fair value associated with the accelerated vesting of Ms. Brennan's time-based restricted stock unit awards that occurred in connection with her termination of employment.

(9)
All other compensation for 2022 reflects: (i) a matching contribution under our 401(k) plan of $10,980, (ii) severance payments of $238,306 pursuant to the Brennan Transition Agreement (as defined below), and (iii) consulting payments of $11,400 pursuant to the Brennan Consulting Agreement (as defined below).

(10)
All other compensation for 2022 reflects a matching contribution under our 401(k) plan.

(11)
Mr. Howton commenced employment with us on December 2, 2022. The salary reported reflects the pro rata portion of Mr. Howton’s annualized salary of $455,000 that was earned during 2022.

(12) The bonus reported included a $50,000 signing bonus that Ms. Brennan received in connection with the commencement of her employment and the pro rata portion of her annual bonus that was earned during 2021.

Narrative to Summary Compensation Table

Base Salary. In 2022, we paid an annualized base salary to our Named Executive Officers as follows: $578,655 to Mr. Ganot, $430,500 to Ms. Brennan and $430,500 to Dr. Morris. In connection with the commencement of Mr. Cumbo’s and Mr. Howton’s employment in December 2022, our Board of Directors set Mr. Cumbo’s and Mr. Howton’s annualized base salary of $585,000 and $455,000, respectively.

We use base salaries to recognize the experience, skills, knowledge and responsibilities required of all our employees, including our Named Executive Officers. None of our Named Executive Officers is currently party to an employment agreement or other agreement or arrangement that provides for automatic or scheduled increases in base salary.

Annual Bonus. Our Board of Directors may, in its discretion, award bonuses to our Named Executive Officers from time to time. Our employment agreements with our Named Executive Officers provide that they will be eligible for annual performance-based bonuses up to a specified percentage of their salary, subject to approval by our Board of Directors. Performance-based bonuses, which are calculated as a percentage of base salary, are designed to motivate our employees to achieve annual goals based on our strategic, financial and operating performance objectives. From time to time, our Board of Directors has approved discretionary annual cash bonuses to our Named Executive Officers with respect to their prior year performance.

With respect to 2022, our Board of Directors awarded a discretionary bonus of $180,251 to Dr. Morris. Subject to their execution and delivery of a release of claims in the form attached to their respective transition agreements, dated as of September 29, 2022, we paid Mr. Ganot and Ms. Brennan a cash bonus of $318,285 and $172,200, respectively.

Equity Incentives. Although we do not have a formal policy with respect to the grant of equity incentive awards to our executive officers, or any formal equity ownership guidelines applicable to them, we believe that equity grants provide our executives with a strong link to our long-term performance, create an ownership culture and help to align the interests of our executives and our stockholders. In addition, we believe that equity grants with a time-based vesting feature promote executive retention because this feature incentivizes our executive officers to remain in our employment during the vesting period. Accordingly, our Board of Directors periodically reviews the equity incentive compensation of our Named Executive Officers and from time to time may grant equity incentive awards to them in the form of stock options or restricted stock units. In January 2022, we granted options to purchase 31,066 shares of our common stock and restricted stock units with respect to 15,533 shares of our common stock to Mr. Ganot, options to purchase 8,466 shares of our common stock and restricted stock units with respect to 4,200 shares of our common stock to Ms. Brennan, and options to purchase 9,866 shares of our common stock and restricted stock units with respect to 4,933 shares of our common stock to Dr. Morris. The options and restricted stock units vest in equal annual installments over a term of four years from the date of grant.

In January 2022, we also granted restricted stock units with respect to 5,416 shares of our common stock to Ms. Brennan. The restricted stock units vest on the second anniversary of the grant date.

In May 2022, we granted an option to purchase 16,933 shares of our common stock and 19,733 shares of our common stock to Ms. Brennan and Dr. Morris, respectively. The options vest in three equal annual installments beginning on the first anniversary of the grant date.

In December 2022, we granted options and restricted stock units to Mr. Cumbo, Mr. Howton, Mr. Ganot and Ms. Brennan. For more information on the December 2022 grants, see “Employment and Other Agreements.”

In January 2023, we granted an option to purchase 95,110 shares of our common stock and restricted stock units with respect to 47,555 shares of our common stock to Dr. Morris. The option vests with respect to 25% of the shares underlying the option on the first anniversary of the grant date and as to an additional 2.0833% of the original number of shares underlying the option monthly thereafter through the fourth anniversary of the grant date. The restricted stock units vest in equal annual installments over four years from the date of grant. Our employees and executives are eligible to receive stock options and other stock-based awards pursuant to our 2020 Plan.

We use stock options and/or restricted stock units to compensate our executive officers in the form of initial grants in connection with the commencement of employment and also at various times, often but not necessarily annually, if we have performed as expected or better than expected. None of our executive officers is currently party to an employment agreement that provides for automatic award of stock options or restricted stock units. We have granted stock options to our executive officers with time-based vesting. The options and restricted stock units that we have granted to our executive officers typically become exercisable as to 25% of the shares underlying the option on the first anniversary of the grant date and as to an additional 25% of the original number of shares underlying the option annually thereafter. Vesting rights cease upon termination of employment and exercise rights cease shortly after termination, except that vesting is fully accelerated upon certain terminations in connection with a change of control and exercisability is extended in the case of death or disability. Prior to the exercise of an option or the vesting of a restricted stock unit, the holder has no rights as a stockholder with respect to the shares subject to such option or with respect to the restricted stock units, including no voting rights and no right to receive dividends or dividend equivalents.

The exercise price of all stock options granted after the closing of our initial public offering is equal to the fair market value of shares of our common stock on the date of grant, which is determined by reference to the closing market price of our common stock on the date of grant.

Employment and Other Agreements

We have entered into employment agreements with each of our executive officers. The employment agreements set forth the terms of the executive officers’ compensation, including their base salary, and annual performance bonus opportunity. In addition, the employment agreements provide that, subject to eligibility requirements under the plan documents governing such programs and our policies, the executive officers are entitled, on the same basis as our other employees, to participate in and receive benefits under, any medical, vision and dental insurance policy maintained by us and we will pay, consistent with our then-current employee benefit policy, a portion of the cost of the premiums for any such insurance policy in which the executive officers elects to participate. Each executive officers will also be eligible to receive paid vacation time, sick time, and Company holidays consistent with our policies as then in effect from time to time and equity awards at such times and on such terms and conditions as the Board of Directors may determine. Each executive officer’s employment is at will. The employment agreements with Mr. Cumbo, Mr. Howton and Dr. Morris are summarized below. In addition, we have entered into separation and consulting agreements with Mr. Ganot and Ms. Brennan in connection with their respective resignations.

Employment Agreements with Alexander Cumbo and David Tyronne Howton

On September 29, 2022, we entered into an employment agreement with each of Mr. Cumbo (the “Cumbo Employment Agreement”) and Mr. Howton (the “Howton Employment Agreement”) pursuant to which, effective as of December 2, 2022, Mr. Cumbo serves as our President and Chief Executive Officer and Mr. Howton serves as our Chief Administrative Officer and Secretary.

Pursuant to their respective employment agreements, Mr. Cumbo is entitled to receive an annual base salary of $585,000 and Mr. Howton is entitled to receive an annual base salary of $455,000. Each of their base salaries will be reviewed by our Board of Directors from time to time and is subject to change in the discretion of our Board of Directors.

Mr. Cumbo and Mr. Howton are also eligible to earn an annual performance bonus, with a target bonus amount equal to a specified percentage of their annual base salary, based upon our Board of Director’s assessment of their performance and our attainment of targeted goals as set by our Board of Directors in their sole discretion. The bonus may be in the form of cash, equity award(s), or a combination of cash and equity. Beginning on January 1, 2023, Mr. Cumbo became eligible for an annual discretionary bonus of up to 55% of his base salary and Mr. Howton became eligible for an annual discretionary bonus of up to 40% of his base salary. Mr. Cumbo and Mr. Howton must be employed on the date that bonuses are paid in order to receive the bonus, provided that if such executive is terminated by us without cause (as “cause” is defined in their respective employment agreements) between January 1 following the performance year and the date of payment, such executive will be entitled to the same bonus that he would have received had he remained employed through the payment date.

On December 2, 2022, we granted Mr. Cumbo an option (the “Cumbo Option”) to purchase 228,900 shares of our common stock, at an exercise price per share equal to $6.77, which will vest as to 25% of the shares underlying the Cumbo Option on the first anniversary of the grant date and, following that, as to an additional 1/48th of the total shares underlying the Cumbo Option upon his completion of each additional month of service over the 36-month period measured from the first anniversary of the grant date. We also granted Mr. Cumbo restricted stock units with respect to 114,449 shares of our common stock (the “Cumbo RSU”), which will vest as to 25% of the shares underlying the Cumbo RSU on each anniversary of December 2, 2022, subject to continued service. The Cumbo Option and the Cumbo RSU was granted as an inducement material to Mr. Cumbo’s acceptance of employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).

On December 2, 2022, we granted Mr. Howton an option (the “Howton Option”) to purchase 104,410 shares of our common stock, at an exercise price per share equal to $6.77, which will vest as to 25% of the shares underlying the Howton Option on the first anniversary of the grant date and, following that, as to an additional 1/48th of the total shares underlying the Howton Option upon his completion of each additional month of service over the 36-month period measured from the first anniversary of the grant date. We also granted Mr. Howton restricted stock units with respect to 52,205 shares of our common stock (the “Howton RSU”), which will vest as to 25% of the shares underlying the Howton RSU on each anniversary of December 2, 2022, subject to continued service. The Howton Option and the Howton RSU was granted as an inducement material to Mr. Howton’s acceptance of employment with us in accordance with Nasdaq Listing Rule 5635(c)(4).

Mr. Cumbo and Mr. Howton are bound by proprietary rights, non-disclosure, developments, non-competition and non-solicitation obligations pursuant to the restrictive covenants provided for in their respective employment agreements. Under these restrictive covenants, each executive agrees not to compete with us during his employment and for a period of one year after the termination of his employment, not to solicit our employees, consultants, or actual or prospective customers or business relations during his employment and for a period of one year after the termination of his employment, and to protect our confidential and proprietary information indefinitely. In addition, under these restrictive covenants, each executive agrees that we own all inventions that are developed by him during a specified period of time with respect to any inventions made by him that are related to his activities while employed by us.

The Cumbo Employment Agreement and the employment of Mr. Cumbo and the Howton Employment Agreement and the employment of Mr. Howton may be terminated as follows: (1) upon the death of the executive or at the election of us due to the executive’s “disability” (as disability is defined in the applicable employment agreement); (2) at our election, with or without “cause”; and (3) at such executive’s election, with or without “good reason” (as good reason is defined in the applicable employment agreement).

In the event of the termination of Mr. Cumbo’s employment or Mr. Howton’s employment by us without cause, or by such executive for good reason, prior to or more than twelve months following a “change in control” (as change in control is defined in the applicable employment agreement), the executive is entitled to receive his base salary that has accrued and to which he is entitled as of the termination date, to the extent consistent with our policy, accrued but unused paid time off through and including the termination date, unreimbursed business expenses for which expenses the executive has timely submitted appropriate documentation, and other amounts or benefits to which the executive is entitled in accordance with the terms of the benefit plans then-sponsored by us (collectively, the “Accrued Obligations”). In addition, subject to the executive’s execution and nonrevocation of a release of claims in our favor, the executive is entitled to (1) continued payment of his base salary, in accordance with our regular payroll procedures, for a period of 12 months and (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following his date of termination.

In the event of the termination of Mr. Cumbo’s employment or Mr. Howton’s employment by us without cause, or by such executive for good reason within twelve months following a change in control, the executive is entitled to receive the Accrued Obligations. In addition, subject to the executive’s execution and nonrevocation of a release of claims in our favor, the executive is entitled to (1) continued payment of his base salary, in accordance with our regular payroll procedures, for a period of 18 months, in the case of Mr. Cumbo, and 12 months, in the case of Mr. Howton, (2) provided the executive is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 18 months, in the case of Mr. Cumbo, and 12 months int he case of Mr. Howton, following his date of termination, (3) a lump sum payment equal to 150%, in the case of Mr. Cumbo, and 100%, in the case of Mr. Howton, of the executive’s target bonus for the year in which his employment is terminated or, if higher, the executive’s target bonus immediately prior to the change in control and (4) full vesting acceleration of any then-unvested equity awards that vest based solely based on the passage of time held by the executive, such that any such equity awards held by the executive become fully exercisable or non-forfeitable as of the termination date.

If Mr. Cumbo’s or Mr. Howton’s employment is terminated for any other reason, including as a result of his death or disability, for cause, or voluntarily by him without good reason, our obligations under such employment agreement cease immediately, and the executive is only entitled to receive the Accrued Obligations.

Employment Agreement with Carl Morris

On January 25, 2019, we entered into an employment agreement with Dr. Morris, our Chief Scientific Officer, Neuromuscular, which employment agreement amended and restated the terms of his existing agreement (with the exception of the restrictive covenant provisions contained therein).

Pursuant to his employment agreement, Dr. Morris is being paid an annual base salary of $430,500 for 2023, which base salary will be reviewed by the Board of Directors from time to time and is subject to change in the discretion of the Board of Directors. Dr. Morris is also eligible to earn an annual performance bonus, with a target bonus amount equal to up to 40% of his base salary, based upon the Board’s assessment of his performance and the Company’s attainment of targeted goals as set by the Board in its sole discretion. The bonus may be in the form of cash, equity award(s), or a combination of cash and equity.

Dr. Morris is bound by proprietary rights, non-disclosure, developments, non-competition and non-solicitation obligations pursuant to the employment agreement. Under these restrictive covenants, he has agreed not to compete with us during his employment and for a period of one year after the termination of his employment, not to solicit our employees, consultants, or actual or prospective customers or business relations during his employment and for a period of one year after the termination of his employment, and to protect our confidential and proprietary information indefinitely.

Dr. Morris’s employment agreement and his employment may be terminated: (1) upon his death or at our election due to his “disability”; (2) at our election, with or without “cause”; and (3) at his election, with or without “good reason” (as such terms are defined in his employment agreement).

In the event of the termination of Dr. Morris’s employment by us without cause, or by Dr. Morris for good reason, prior to or more than twelve months following a “change in control” (as defined in his employment agreement), Dr. Morris is entitled to receive his base salary that has accrued and to which he is entitled as of the termination date, to the extent consistent with Company policy, accrued but unused paid time off through and including the termination date, unreimbursed business expenses for which expenses he has timely submitted appropriate documentation, and other amounts or benefits to which he is entitled in accordance with the terms of the benefit plans then-sponsored by us (the “Morris Accrued Obligations”). In addition, subject to his execution and nonrevocation of a release of claims in our favor, Dr. Morris is entitled to (1) continued payment of his base salary, in accordance with our regular payroll procedures, for a period of 12 months and (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following his date of termination.

In the event of the termination of Dr. Morris’s employment by us without cause, or by Dr. Morris for good reason, within twelve months following a change in control, he is entitled to receive the Morris Accrued Obligations. In addition, subject to his execution and nonrevocation of a release of claims in our favor, he is entitled to (1) continued payment of his base salary, in accordance with our regular payroll procedures, for a period of 12 months, (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following his date of termination, (3) a lump sum payment equal to 100% of his target bonus for the year in which his employment is terminated or, if higher, his target bonus immediately prior to the change in control and (4) full vesting acceleration of any then-unvested equity awards that vest based solely based on the passage of time held by Dr. Morris, such that any such equity awards held by him become fully exercisable or non-forfeitable as of the termination date.

If Dr. Morris’s employment is terminated for any other reason, including as a result of his death or disability, for cause, or voluntarily by him without good reason, our obligations under the employment agreement cease immediately, and he is only entitled to receive the Morris Accrued Obligations.

Executive Transition and Separation Agreement and Consulting Agreement with Ilan Ganot

On September 29, 2022, we entered into an Executive Transition and Separation Agreement with Mr. Ganot (the “Ganot Transition Agreement”), which became effective as of December 2, 2022 (such date, the “Separation Date”). Pursuant to the Ganot Transition Agreement, Mr. Ganot is entitled to receive all unpaid base salary earned through the Separation Date, any amounts for accrued unused paid time off to which he is entitled through such date in accordance with our policy, and reimbursement of any properly incurred unreimbursed business expenses incurred through such date. In addition, Mr. Ganot is entitled to (1) continued payment of his base salary, in accordance with our regular payroll procedures, for a period of 18 months, (2) provided he is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 18 months following the Separation Date, and (3) $477,427, less applicable taxes and withholdings, which is a lump sum payment equal to 150% of his target bonus for 2022. Mr. Ganot’s outstanding equity awards will continue to vest and be exercisable in accordance with the terms of the applicable equity award agreement and the equity plan under which such award was granted.

The Ganot Transition Agreement also provides for, among other things, a release of claims by Mr. Ganot, non-disclosure and non-disparagement obligations applicable to Mr. Ganot and non-disparagement obligations applicable to us. In addition, the Ganot Transition Agreement provides that the confidentiality, assignment of inventions, non-competition and non-solicitation provisions of the Employment Agreement, dated as of January 25, 2019, between us and Mr. Ganot remain in effect in accordance with their terms.

On September 29, 2022, we and Mr. Ganot also entered into a Consulting Agreement (the “Ganot Consulting Agreement”), effective as of the Separation Date, pursuant to which Mr. Ganot assists with the transition of his duties to Mr. Cumbo and provides other consulting and advisory services, as requested from time to time by us. Mr. Ganot shall devote up to 415 hours (up to 8 hours weekly) over 12 months following the Separation Date. Mr. Ganot is compensated at a rate of $20,833 per month for his services under the Ganot Consulting Agreement. In addition, in respect of his services as a consultant, on December 2, 2022, we granted Mr. Ganot an option to purchase 13,333 shares of our common stock (the “Ganot Stock Options”) and 6,333 restricted stock units with respect to our common stock (the “Ganot RSUs”). The Ganot Stock Options and the Ganot RSUs will vest in equal quarterly installments with the first installment vesting three months from the date of grant and the final installment vesting date being the date that is 12 months from the Separation Date, subject to Mr. Ganot’s continued provision of services under the Ganot Consulting Agreement. In addition, in the event of a change in control (as defined in the Ganot Consulting Agreement), the unvested Ganot Stock Options and Ganot RSUs will accelerate in full. The term of the Ganot Consulting Agreement will continue for 12 months following the Separation Date. Either party will be able to terminate the Ganot Consulting Agreement, for any or no reason, upon at least 10 days prior notice, and we may terminate for cause (as defined therein) immediately upon notice; provided that if we terminate the Ganot Consulting Agreement without cause and Mr. Ganot executes a release of claims in a form provided by us, then (i) the monthly consulting fees will continue to be paid to Mr. Ganot for the remainder of the term of the Ganot Consulting Agreement, (ii) the vesting of the Ganot Stock Options will accelerate in full as of the date of the termination and (iii) the Ganot RSUs will continue to settle in accordance with the vesting schedule notwithstanding Mr. Ganot’s cessation of service.

Executive Transition and Separation Agreement and Consulting Agreement with Erin Powers Brennan

On September 29, 2022, we entered into an Executive Transition and Separation Agreement with Ms. Brennan (the “Brennan Transition Agreement”), which became effective on the Separation Date. Pursuant to the Brennan Transition Agreement, Ms. Brennan is entitled to receive all unpaid base salary earned through the Separation Date, any amounts for accrued unused paid time off to which she is entitled through such date in accordance with our policy, and reimbursement of any properly incurred unreimbursed business expenses incurred through such date. In addition, Ms. Brennan is entitled to (1) continued payment of her base salary, in accordance with our regular payroll procedures, for a period of 12 months, (2) provided she is eligible for and timely elects to continue receiving group medical insurance under COBRA and the payments would not result in the violation of nondiscrimination requirements of applicable law, payment by us of the portion of health coverage premiums we pay for similarly-situated, active employees who receive the same type of coverage, for a period of up to 12 months following the Separation Date, and (3) $172,200, which is a lump sum payment equal to 100% of her target bonus for 2022, as well as an additional $66,106 payment, which represents the retention bonus Ms. Brennan would have received on May 1, 2023 pursuant to the April 28, 2022 Retention Bonus Opportunity letter had she remained employed by us on that date, both amounts less applicable taxes and withholdings. Ms. Brennan’s outstanding restricted stock units vested in full as of the Separation Date, and her outstanding option awards will continue to vest and be exercisable in accordance with the terms of the applicable option award agreement and the equity plan under which such award was granted.

The Brennan Transition Agreement also provides for, among other things, a release of claims by Ms. Brennan, non-disclosure and non-disparagement obligations applicable to Ms. Brennan and non-disparagement obligations applicable to us. In addition, the Brennan Transition Agreement provides that the confidentiality, assignment of inventions, non-competition and non-solicitation provisions of the Employment Agreement, dated as of March 1, 2021, between us and Ms. Brennan remain in effect in accordance with their terms.

On September 29, 2022, we also entered into a Consulting Agreement with Ms. Brennan (the “Brennan Consulting Agreement”), effective as of the Separation Date, pursuant to which Ms. Brennan is assisting with the transition of her duties and provide other consulting and advisory services, as requested from time to time by us. Ms. Brennan will provide up to eight (8) hours of services weekly over the first six (6) months of the term of the agreement and provides services on an ad hoc basis for the remainder of the term (but shall at no time provide more than eight (8) hours of services per week). Ms. Brennan is being compensated at a rate of $400 per hour for her services under the Brennan Consulting Agreement. The term of the Consulting Agreement continues for nine months following the Separation Date. Either party may terminate the Brennan Consulting Agreement at any time, for any or no reason, upon at least 10 days prior notice, and we may terminate for cause (as defined therein) immediately upon notice; provided that if we terminate the Brennan Consulting Agreement without cause and Ms. Brennan executes a release of claims in a form provided by us, then any unvested options that were outstanding as of the Separation Date shall become vested in full as of the termination.

Outstanding Equity Awards at 2022 Fiscal Year-End

The following table sets forth information regarding equity awards held by our Named Executive Officers as of December 31, 2022.

Option Awards						Stock Awards
Name	Number of securities underlying unexercised options (#) exercisable	Number of securities underlying unexercised options (#) unexercisable		Option exercise price ($)	Option expiration date	Number of shares of stock that have not vested (#)		Market value of shares of stock that have not vested ($) (14)
Alexander Cumbo	—	228,900	(1)	6.77	December 2, 2032
						114,449	(12)	615,736
Ilan Ganot	12,866	—	(2)	568.35	July 25, 2028
	7,749	2,584	(3)	343.95	January 23, 2029
	4,732	4,734	(4)	52.95	January 27, 2030
	7,300	21,900	(5)	102.00	January 25, 2031
	—	31,066	(6)	16.95	January 27, 2032
	—	13,333	(7)	6.77	December 2, 2032
						15,533	(13)	83,568
						6,333	(12)	34,072
Erin Powers Brennan	5,416	16,250	(8)	127.80	March 1, 2031
	—	8,466	(6)	16.95	January 27, 2032
	—	16,933	(9)	8.25	May 2, 2032
Carl Morris, Ph.D.	1,016	—	(2)	393.45	February 14, 2028
	12,574	—	(2)	393.45	February 14, 2028
	3,000	1,000	(3)	343.95	January 23, 2029
	1,566	1,567	(4)	52.05	January 27, 2030
	2,916	8,750	(5)	102.00	January 25, 2031
	—	9,866	(6)	16.95	January 27, 2032
	—	19,733	(10)	8.25	May 5, 2032
						4,933	(13)	26,540
David Tyronne Howton	—	104,410	(11)	6.77	December 2, 2032
						52,205	(12)	280,863

(1)
This option was granted on December 2, 2022, when Mr. Cumbo was hired as President and Chief Executive Officer. It was an inducement grant and is subject to vesting with respect to 25% of the shares underlying the option on the first anniversary of the grant date and as to an additional 2.0833% of the original number of shares underlying the option monthly thereafter through the fourth anniversary of the grant date.

(2)
This option is fully vested.

(3)
This option was granted on January 23, 2019 under the 2018 Plan and is subject to vesting in equal annual installments over four years from the vesting start date through and including January 23, 2023.

(4)
This option was granted on January 27, 2020 under the 2018 Plan and is subject to vesting in equal annual installments over four years from the vesting start date through and including January 27, 2024.

(5)
This option was granted on January 25, 2021 under the 2020 Plan and is subject to vesting in equal annual installments over four years from the vesting start date through and including January 25, 2025.

(6)
This option was granted on January 27, 2022 under the 2020 Plan and is subject to vesting in equal annual installments over four years from the vesting start date through and including January 27, 2026.

(7)
This option was granted on December 2, 2022 under the 2020 Plan and is subject to vesting in equal quarterly installments through December 2, 2023.

(8)
This option was granted on March 1, 2021, when Ms. Brennan was hired as Chief Legal Officer. It was an inducement grant and is subject to vesting in equal annual installments over four years from the vesting start date through and including March 1, 2025.

(9)
This option was granted on May 2, 2022 under the 2020 Plan and is subject to vesting in equal annual installments over three years from the vesting start date through and including May 02, 2025.

(10)
This option was granted on May 5, 2022 under the 2020 Plan and is subject to vesting in equal annual installments over three years from the vesting start date through and including May 5, 2025.

(11)
This option was granted on December 2, 2022, when Mr. Howton was hired as Chief Administrative Officer and Secretary. It was an inducement grant and is subject to vesting with respect to 25% of the shares underlying the option on the first anniversary of the grant date and as to an additional 2.0833% of the original number of shares underlying the option monthly thereafter through the fourth anniversary of the grant date.

(12)
In the case of Mr. Ganot, consists of restricted stock units granted on December 2, 2022 under the 2020 Plan. The restricted stock units vest in equal quarterly installments through December 2, 2023. In the case of Mr. Cumbo and Mr. Howton, consists of restricted stock units granted on December 2, 2022 as inducement grants in connection with their hiring. The restricted stock units vest in equal annual installments over a term of four years from the date of grant.

(13)
Consists of restricted stock units granted on January 27, 2022 under the 2020 Plan. The restricted stock units vest in equal annual installments over a term of four years from the date of grant.

(14)
Based on the $5.38 closing sale price of our common stock on December 31, 2022 as reported by the Nasdaq Global Select Market

On January 3, 2023, we granted Dr. Morris an option to purchase 95,110 shares of our common stock. The option has an exercise price of $5.62, vests with respect to 25% of the shares underlying the option on the first anniversary of the grant date and as to an additional 2.0833% of the original number of shares underlying the option monthly thereafter through the fourth anniversary of the grant date and expires on January 3, 2033. On January 3, 2023, we also granted Dr. Morris restricted stock units with respect to 47,555 shares of our common stock. These RSUs vest in equal annual installments over four years from the date of grant.

401(k) Retirement Plan.

We maintain a 401(k) retirement plan that is intended to be a tax-qualified defined contribution plan under Section 401(k) of the Internal Revenue Code of 1986, as amended (the “Code”). In general, all of our employees are eligible to participate, beginning on the first day of the month following commencement of their employment. The 401(k) plan includes a salary deferral arrangement pursuant to which participants may elect to reduce their current compensation by up to the statutorily prescribed limit and have the amount of the reduction contributed to the 401(k) plan. Participants over the age of 50 are entitled to an additional catch-up contribution up to the statutorily prescribed limit. Effective June 1, 2021, we implemented a matching policy under which we match 60% of an employee’s contributions to the 401(k) plan, up to a maximum of 6% of the employee’s base salary and bonus paid during the year.

Rule 10b5-1 Sales Plans

Certain of our directors and executive officers have adopted, and may in the future adopt, written plans, known as Rule 10b5-1 plans, in which they will contract with a broker to buy or sell shares of our common stock on a periodic basis. Under a Rule 10b5-1 plan, a broker executes trades pursuant to parameters established by the director or officer when entering into the plan, without further direction from the director or officer. It also is possible that the director or officer could amend or terminate the plan when not in possession of material, nonpublic information. In addition, our directors and executive officers may buy or sell additional shares outside of a Rule 10b5-1 plan when they are not in possession of material, nonpublic information.

Securities Authorized for Issuance under Equity Compensation Plans

The following table provides information about our equity compensation plans as of December 31, 2022. As of December 31, 2022, we had three equity compensation plans, our 2018 Plan, our 2020 Plan and our ESPP, each of which was approved by our stockholders. We have also made inducement awards to certain new hires, which awards were not approved by our stockholders.

Plan Category	(a) Number of securities to be issued upon the exercise of outstanding options, warrants and rights		(b) Weighted- average exercise price of outstanding options, warrants and rights (2)	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
Equity compensation plans approved by security holders	726,268	(1)	$70.31	1,090,911
Equity compensation plans not approved by security holders	1,220,214	(3)	11.12	—
Total	1,946,482		$36.22	1,090,911

(1)
Reflects shares issuable upon exercise of options and settlement of RSUs.

(2)
The weighted-average exercise price does not include RSUs, which have no exercise price.

(3)
Represents inducement stock option and restricted stock unit awards granted to employees in accordance with Nasdaq Listing Rule 5635(c)(4), with an exercise price equal to the closing price of our common stock on the date of grant, for inducement stock option awards, and each inducement award vesting over four years in equal annual installments from the applicable employee’s new hire date, with the exception of the inducement stock options granted on December 2, 2022, which vest with respect to 25% of the shares underlying the option on the first anniversary of the grant date and as to an additional 2.0833% of the original number of shares underlying the option monthly thereafter through the fourth anniversary of the grant date.

PRINCIPAL STOCKHOLDERS

The following table sets forth information regarding the beneficial ownership of our common stock as of March 31, 2023 by (i) each person whom we know to beneficially own more than 5% of our outstanding common stock (each, a “5% stockholder”), (ii) each director, (iii) each Named Executive Officer and (iv) all current directors and executive officers as a group. Unless otherwise indicated, the address of each executive officer and director is c/o Solid Biosciences Inc., 500 Rutherford Avenue, 3rd Floor, Charlestown, MA 02129.

The number of shares of common stock “beneficially owned” by each stockholder is determined under rules issued by the SEC regarding the beneficial ownership of securities. This information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership of shares of our common stock includes (1) any shares as to which the person or entity has sole or shared voting power or investment power and (2) any shares as to which the person or entity has the right to acquire beneficial ownership within 60 days after March 31, 2023. The percentage of beneficial ownership in the table below is based on 19,573,132 shares of common stock deemed to be outstanding as of March 31, 2023.

Unless otherwise indicated below, and subject to community property laws where applicable, to our knowledge, all persons named in the table have sole voting and investment power with respect to their shares of common stock.

Name of Beneficial Owner	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
5% Stockholders:
Perceptive Life Sciences Master Fund Ltd. and affiliated entities (1)	3,501,265	17.88%
Entities affiliated with RA Capital Management, L.P. (2)	3,431,618	17.53%
Entities affiliated with Bain Capital Life Sciences Investors, LLC (3)	3,130,423	15.99%
Camber Capital Management LP (4)	1,418,439	7.25%
Named Executive Officers and Directors:
Alexander Cumbo (5)	585	*
Ilan Ganot (6)	165,801	*
Erin Powers Brennan (7)	18,592	*
Carl Morris (8)	55,015	*
David Tyronne Howton	—	*
Ian Smith (9)	116,267	*
Martin Freed (10)	8,330	*
Robert Huffines (11)	5,332	*
Clare Kahn (12)	3,777	*
Georgia Keresty (13)	1,777	*
Adam Koppel (14)	—	*
Sukumar Nagendran (15)	6,665	*
Rajeev Shah (16)	3,431,618	17.53%
Adam Stone (17)	5,332	*
Lynne Sullivan (18)	5,332	*
All current directors and executive officers as a group (18 persons) (19)	3,827,422	19.33%

*Less than one percent

(1)
Consists of (a) 3,422,826 shares held by Perceptive Life Sciences Master Fund, Ltd., (b) 73,107 shares held by Perceptive Xontogeny Venture Fund, LP and (c) 5,332 shares of common stock underlying options held by Adam Stone, a member of our board of directors, that are exercisable as of March 31, 2023 or will become exercisable within 60 days after such date. Perceptive Advisors LLC is the investment manager to Perceptive Life Sciences Master Fund, Ltd. and may be deemed to beneficially own the securities directly held by Perceptive Life Sciences Master Fund, Ltd. Perceptive Xontogeny Venture GP, LLC is the investment manager to Perceptive Xontogeny Venture Fund, LP. Joseph Edelman is the managing member of Perceptive

Advisors LLC and Perceptive Xontogeny Venture GP, LLC. Perceptive Advisors LLC, Perceptive Xontogeny Venture GP, LLC and Mr. Edelman may be deemed to beneficially own the shares held by Perceptive Life Sciences Master Fund, Ltd. and Perceptive Xontogeny Venture Fund, LP. The address of Perceptive is 51 Astor Place, 10th Floor, New York, NY 10003. Perceptive reports that it holds shared voting power and shared dispositive power with respect to all shares held by it. Based on information set forth in a Schedule 13D/A filed with the SEC on February 3, 2023.
(2)
Consists of (a) 3,426,286 shares held by RA Capital Healthcare Fund, L.P. (“RACHF”), RA Capital Nexus Fund, L.P. (“RACNF”) and a separately managed account (together, the “RA Capital Entities”) and (b) 5,332 shares of common stock underlying options held by Rajeev Shah, a member of our board of directors, for the benefit of RA Capital Management, L.P. (“RACM”) that are exercisable as of March 31, 2023 or will become exercisable within 60 days after such date. RA Capital Healthcare Fund GP, LLC is the general partner of RACHF and RA Capital Nexus Fund GP, LLC is the general partner of RACNF. RACM is the investment manager for RACHF, RACNF and the separately managed account. The general partner of RACM is RA Capital Management GP, LLC (“RACM GP”), of which Dr. Peter Kolchinsky and Mr. Rajeev Shah are the managing members. Rajeev Shah is a member of Solid’s Board of Directors. RACM, RACM GP, Dr. Kolchinsky and Mr. Shah may be deemed to have voting and investment power over the shares held of record by RACHF, RACNF and the separately managed account. RACM, RACM GP, Dr. Kolchinsky and Mr. Shah expressly disclaim beneficial ownership over all shares held by RACHF, RACNF, the separately managed account and Mr. Shah, except to the extent of their pecuniary interest therein. The address for each of RACHF, RACNF and RACM is 200 Berkeley Street, 18th Floor, Boston, MA 02116. RACM reports that it may be deemed to share voting power and dispositive power with respect to the shares held by the RA Capital Entities. Based on information set forth in a Schedule 13D/A filed with the SEC on December 5, 2022.
(3)
Consists of (a) 528,661 shares held by BCLS SB Investco, LP. (“BCLS SB”), (b) an aggregate of 2,301,955 shares held by BCLS II Investco, LP (“BCLS II Investco”), (c) 267,257 shares held by Bain Capital Life Sciences Fund II, L.P. (“BCLS Fund II”) and (d) 32,550 shares held by BCIP Life Sciences Associates, LP (“BCIPLS” and, together with BCLS SB, BCLS II Investco and BCLS Fund II, the “Bain Capital Life Sciences Entities”). Bain Capital Life Sciences Investors, LLC (i) is the manager of Bain Capital Life Sciences Partners, LP, which is the general partner of BCLS SB, (ii) is the manager of Bain Capital Life Sciences Investors II, LLC, which is the general partner of BCLS Fund II, which is the managing member of BCLS II Investco (GP), LLC, which is the general partner of BCLS II Investco, and (iii) governs the investment strategy and decision-making process with respect to investments held by BCIPLS. As a result, Bain Capital Life Sciences Investors, LLC may be deemed to share voting and dispositive power with respect to the shares held by the Bain Capital Life Sciences Entities. The address of the Bain Capital Life Sciences Entities is c/o Bain Capital Life Sciences, LP, 200 Clarendon Street, Boston, Massachusetts 02116. Based on information set forth in a Schedule 13D/A filed with the SEC on December 5, 2022.
(4)
Consists of shares held by Camber Capital Management LP (“Camber”). The address of Camber is 101 Huntington Ave, Suite 2101, Boston, Massachusetts 02199. Camber reports that it holds shared voting power and shared dispositive power with respect to all shares held by it. Based on information set forth in a Schedule 13G filed with the SEC on December 12, 2022.
(5)
Consists of 585 shares of common stock owned by Mr. Cumbo.
(6)
Consists of (a) 82,133 shares held by Mr. Ganot as an individual, (b) 4,042 shares held by Mr. Ganot and Ms. Ganot as joint tenants with right of survivorship, (c) 19,394 shares held by Mr. Adam Ganot and Ms. Ganot, and their successors, as trustees for the Ilan Ganot 2017 Irrevocable Trust, (d) 55,998 shares of common stock underlying options held by Mr. Ganot that are exercisable as of March 31, 2023 or will become exercisable within 60 days after such date, (e) 1,378 shares held by Ms. Ganot, (f) 1,303 shares of common stock underlying options held by Ms. Ganot that are exercisable as of March 31, 2023 or will become exercisable within 60 days after such date, and (g) 1,553 shares of common stock underlying restricted stock units held by Ms. Ganot that will become exercisable within 60 days after such date.
(7)
Consists of 18,592 shares of common stock underlying options held by Ms. Brennan that are exercisable as of March 31, 2023 or will become exercisable within 60 days after such date.
(8)
Consists of (a) 18,249 shares of common stock owned by Dr. Morris, (b) 34,814 shares of common stock underlying options held by Dr. Morris that are exercisable as of March 31, 2023 or will become exercisable within 60 days after such date, and (c) 1,952 ESPP shares.
(9)
Consists of (a) 37,670 shares of common stock owned by Mr. Smith and (b) 78,597 shares of common stock underlying options held by Mr. Smith that are exercisable March 31, 2023 or will become exercisable within 60 days after such date.

(10)
Consists of (a) 3,584 shares of common stock owned by Dr. Freed and (b) 8,330 shares of common stock underlying options held by Dr. Freed that are exercisable as of March 31, 2023 or will become exercisable within 60 days after such date.
(11)
Consists of 5,332 shares of common stock underlying options held by Mr. Huffines that are exercisable as of March 31, 2023 or will become exercisable within 60 days after such date.
(12)
Consists of 3,777 shares of common stock underlying options held by Dr. Kahn that are exercisable as of March 31, 2023 or will become exercisable within 60 days after such date.
(13)
Consists of 1,777 shares of common stock underlying options held by Dr. Keresty that are exercisable as of March 31, 2023 or will become exercisable within 60 days after such date.
(14)
Does not include shares of common stock held by the Bain Capital Life Sciences Entities. Dr. Koppel is a Partner of Bain Capital Life Sciences Investors, LLC. As a result, by virtue of the relationships described in footnote (3) above, Dr. Koppel may be deemed to share beneficial ownership of such securities held by the Bain Capital Life Sciences Entities. Dr. Koppel’s address is c/o Bain Capital Life Sciences, LP, 200 Clarendon Street, Boston, Massachusetts 02116.
(15)
Consists of (a) 4,150 shares of common stock owned by Dr. Nagendran and (b) 6,665 shares of common stock underlying options held by Dr. Nagendran that are exercisable as of March 31, 2023 or will become exercisable within 60 days after such date.
(16)
Consists of shares held by RA Capital Entities and shares of common stock underlying options held by Mr. Shah as described in footnote (2) above. Mr. Shah disclaims beneficial ownership of all shares held by him and the RA Capital Entities, except to the extent of his pecuniary interest therein. The address for Mr. Shah and each of RA Capital Entities is c/o 200 Berkeley Street, 18th Floor, Boston, MA 02116. Entities affiliated with RA Capital report that they hold shared voting power and shared dispositive power with respect to all shares held by them.
(17)
Consists of 5,332 shares of common stock underlying options held by Mr. Stone that are exercisable as of March 31, 2023 or will become exercisable within 60 days after such date. Mr. Stone is Chief Investment Officer of Perceptive Advisors LLC. Mr. Stone disclaims beneficial ownership of the shares held by Perceptive. The address of Mr. Stone is 51 Astor Place, 10th Floor, New York, NY 10003.
(18)
Consists of 5,332 shares of common stock underlying options held by Ms. Sullivan that are exercisable as of March 31, 2023 or will become exercisable within 60 days after such date.
(19)
Includes 232,734 shares of common stock underlying options that are exercisable as of March 31, 2023 or will become exercisable within 60 days after such date.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Policy for Approval of Related-Person Transactions

We have adopted a written related-person transaction policy that sets forth our procedures for the identification, review, consideration and approval or ratification of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000 and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related-person transaction,” the related person must report the proposed related-person transaction to our general counsel. The policy calls for the proposed related-person transaction to be reviewed by and if deemed appropriate approved by, the audit committee of our Board of Directors. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the audit committee will review and, in its discretion, may ratify the related-person transaction. The policy also permits the chair of the audit committee to review, and if deemed appropriate approve, proposed related-person transactions that arise between audit committee meetings, subject to ratification by the audit committee at its next meeting. Any related-person transactions that are ongoing in nature will be reviewed annually.

A related-person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the audit committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the committee will review and consider:

•
the related person’s interest in the related-person transaction;
•
the approximate dollar amount involved in the related-person transaction;
•
the approximate dollar amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•
whether the transaction was undertaken in the ordinary course of our business;
•
whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•
the purpose of, and the potential benefits to us of, the related-person transaction; and
•
any other information regarding the related-person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

The audit committee may approve or ratify the transaction only if the audit committee determines that, under all of the circumstances, the transaction is not inconsistent with our best interests. The audit committee may impose any conditions on the related-person transaction that it deems appropriate.

The policy provides that transactions involving compensation of executive officers will be reviewed and approved by the compensation committee of our Board of Directors in the manner specified in its charter.

Related-Person Transactions

In addition to the executive officer and director compensation arrangements discussed above under “Executive Compensation” and “Non-Employee Director Compensation,” we describe transactions since January 1, 2021 to which we have been or will be a participant, in which the amount involved in the transaction exceeds the lesser of $120,000 or 1% of our total assets at year end for each of the last two completed fiscal years and in which any of our directors, executive officers or beneficial holders of more than 5% of any class of our capital stock, or any immediate family member of, or person sharing the household with, any of these individuals, had or will have a direct or indirect material interest.

Amended and Restated Registration Rights Agreement

We are party to an Amended and Restated Registration Rights Agreement (the “Registration Rights Agreement”), dated March 29, 2017, with certain of our stockholders (the “Investors”), which includes holders of more than 5% of our voting securities and entities affiliated with certain of our directors. The Registration Rights Agreement provides the Investors the right, subject to certain conditions, to demand that we file a registration statement or to request that their shares be covered by a registration statement that we are otherwise filing.

Public Offering

In March 2021, we issued and sold 1,666,666 shares of our common stock, including the full exercise by the underwriters of an option to purchase additional shares of common stock, at a price per share of $86.25 in a follow-on public offering. We received net proceeds of approximately $134.9 million, after deducting underwriter discounts and commissions and offering expenses. The number of shares that each of our directors, executive officers and holders of more than 5% of our voting securities purchased and the aggregate purchase price paid for such shares is set forth in the table below.

Name (1)	Number of Shares of Common Stock Purchased	Purchase Price
RA Capital Healthcare Fund, L.P.	147,112	$12,688,439
Blackwell Partners LLC—Series A	12,308	$1,061,559
Perceptive Life Sciences Master Fund, Ltd	173,913	$14,999,996
BCLS SB Investco, LP	57,971	$4,999,999

(1)
See “Principal Stockholders” above for more information about the shares held by the below identified entities.

Acquisition of AavantiBio and Private Placement

On September 29, 2022, we entered into an agreement and plan of merger (the “Merger Agreement”), by and among us, Greenland Merger Sub LLC, our wholly owned subsidiary (“Transitory Subsidiary”), AavantiBio and, solely in his capacity as equityholder representative, Doug Swirsky, providing for the acquisition of AavantiBio by us through the merger of Transitory Subsidiary into AavantiBio, with AavantiBio surviving as our wholly owned subsidiary. On December 2, 2022, we completed our acquisition of AavantiBio in accordance with the terms of the Merger Agreement. At the closing of the acquisition, we issued an aggregate of (i) $1,000 and (ii) 1,354,258 shares of our common stock to AavantiBio equityholders. The number of shares that we issued to each of our directors, executive officers and holders of more than 5% of our voting is set forth in the table below.

Name(1)	Number of Shares of Common Stock Issued
Entities affiliated with Perceptive Life Sciences Master Fund, Ltd.	438,643
Entities affiliated with RA Capital Management, L.P.	438,642
Entities affiliated with Bain Capital Life Sciences Investors, LLC	438,642
Ian F. Smith	13,172
Alexander Cumbo	585

(1)
See “Principal Stockholders” above for more information about the shares held by the below identified entities and individuals.

On September 29, 2022, we entered into a securities purchase agreement, pursuant to which, on December 2, 2022, we issued an aggregate of 10,638,290 shares of our common stock at a price per share of $7.05 in a private placement. We received aggregate gross proceeds from the private placement of approximately $75.0 million, before deducting offering costs of $2.4 million. The number of shares that each of our directors, executive officers and holders of more than 5% of our voting securities purchased and the aggregate purchase price paid for such shares is set forth in the table below.

Name(1)	Number of Shares of Common Stock Purchased	Purchase Price
Perceptive Life Sciences Master Fund, Ltd.	2,163,120	$15,249,996
RA Capital Healthcare Fund, L.P.	2,163,120	$15,249,996
BCLS II Investco, LP	2,163,120	$15,249,996
Camber Capital Master Fund, L.P.	1,418,439	$9,999,995
Matthew Arnold(2)	177,304	$1,249,993

(1)
See “Principal Stockholders” above for more information about the shares held by certain of the below identified entities.
(2)
Mr. Arnold served as a director until June 16, 2021.

Other Arrangements

We employ Annie Ganot, one of our co-founders and the wife of Ilan Ganot, as Vice President, Patient Advocacy. Mr. Ganot is a member of our Board of Directors and served as our President and Chief Executive Officer until December 2022. Ms. Ganot receives an annual salary and bonus payments of less than $280,000 in the aggregate. In January 2022, we granted an option to purchase 3,093 shares of our common stock and restricted stock units with respect to 1,553 shares of our common stock to Ms. Ganot. The option and restricted stock units vest in equal annual installments over a term of four years from the date of grant. In May 2022, we granted restricted stock units with respect to 3,106 shares of our common stock to Ms. Ganot. The restricted stock units vest in two equal annual installments beginning on the first anniversary date of the grant.

We have entered into executive transition and separation agreements and consulting agreements with Mr. Ganot and Ms. Brennan. For more information regarding our executive transition and separation agreements and consulting agreements with Mr. Ganot and Ms. Brennan, see “Narrative to Summary Compensation Table.”

In respect of his services as a consultant to us for the year ending December 31, 2021, on January 4, 2021, we granted Mr. Smith an option to purchase 25,933 shares of our common stock. The compensation that we paid to Mr. Smith as a non-employee director is discussed above under “Corporate Governance—Non-Employee Director Compensation.” Mr. Smith ceased to be a consultant to us when he became our Executive Chair, effective January 1, 2022.

In November 2020, we entered into a consulting agreement with Danforth Advisors, LLC (“Danforth”), an affiliate of Stephen DiPalma, our former interim chief financial officer. Pursuant to the consulting agreement, Danforth provided us with the chief financial officer services of Mr. DiPalma, and continues to provide us other services, including financial planning, offering support and accounting services, in exchange for fees payable to Danforth based on hourly rates. We have paid Danforth approximately $2.6 million to date. In accordance with the consulting agreement, in November 2020, we issued to Danforth a warrant to purchase 2,000 shares of our common stock at an exercise price per share of $49.35. The consulting agreement may be terminated by either party without cause upon 60 days’ prior written notice to the other party and with cause upon 30 days’ prior written notice to the other party.

Indemnification Agreements

We have entered into agreements to indemnify our directors and executive officers. These agreements require us, among other things, to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such persons in any action or proceeding, including any action by or in our right, on account of any services undertaken by any such person on behalf of our company or that person’s status as a member of our Board of Directors to the maximum extent allowed under Delaware law.

DELINQUENT SECTION 16(a) REPORTS

Section 16(a) of the Exchange Act requires our directors and executive officers and holders of more than 10% of our common stock to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock and other equity securities. Based solely on a review of our records and representations made by the persons required to file these reports, we believe all directors, executive officers, and 10% owners timely filed all reports regarding transactions in our securities required to be filed for the fiscal year ended December 31, 2022 by Section 16(a) under the Exchange Act, with the exception of a Form 4 filed by Ilan Ganot on March 8, 2022 to report a sale to cover withholding taxes following the vesting of previously granted restricted stock units to Mr. Ganot’s wife, which Form 4 was not timely filed due to an administrative error.

PROPOSAL NO. 2—RATIFICATION OF THE APPOINTMENT OF PRICEWATERHOUSECOOPERS LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2023

Stockholders are being asked to ratify the appointment by the audit committee of the Board of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2023. PricewaterhouseCoopers LLP has served as the Company’s independent registered public accounting firm since 2017.

The audit committee is solely responsible for selecting the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2023. Stockholder approval is not required to appoint PricewaterhouseCoopers LLP as our independent registered public accounting firm. However, the Board believes that submitting the appointment of PricewaterhouseCoopers LLP to the stockholders for ratification is good corporate governance. If stockholders do not ratify this appointment, the audit committee will reconsider whether to retain PricewaterhouseCoopers LLP. If the selection of PricewaterhouseCoopers LLP is ratified, the audit committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time it decides that such a change would be in the best interest of the Company and its stockholders.

A representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting and will have an opportunity to make a statement if he or she desires to do so and to respond to appropriate questions from our stockholders.

Audit Fees and Services

The following table represents aggregate fees billed to us by PricewaterhouseCoopers LLP for the fiscal years ended December 31, 2022 and 2021:

	2022	2021
Audit fees	$969,000	$740,000
Audit-related fees	—	—
Tax fees	41,222	51,095
All other fees	3,081	2,756
Total	$1,013,303	$793,851

The services rendered by PricewaterhouseCoopers LLP in connection with the fees presented above were as follows:

Audit Fees

Audit fees consist of fees billed for professional services for the audit of our annual consolidated financial statements, the review of interim consolidated financial statements, and related services that are normally provided in connection with registration statements.

Audit-Related Fees

Audit-related fees consist of fees billed for assurance and related services that are reasonably related to the performance of the audit or review of our consolidated financial statements.

Tax Fees

Tax fees consist of fees for professional services related to tax compliance and consultations.

All Other Fees

All other fees include license fees for web-based accounting research tools.

Pre-approval Policies

The audit committee has not adopted policies and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm and, consequently, all audit and non-audit services are pre-approved by the whole audit committee or the chair of the audit committee. All fees for the fiscal years ended December 31, 2022 and 2021 were so pre-approved.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF PRICEWATERHOUSECOOPERS LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 3—APPROVAL OF AN AMENDMENT TO OUR 2021 EMPLOYEE STOCK PURCHASE PLAN TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER

On April 25, 2023, our Board approved the adoption, subject to stockholder approval, of an amendment (“Amendment No. 1”) to our 2021 Employee Stock Purchase Plan (the “ESPP”) to increase the number of shares of common stock authorized for issuance under the ESPP from 73,525 shares to 473,525 shares and to include an annual increase in the number of shares of common stock available for issuance under the plan to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2024 and ending with the fiscal year ending December 31, 2033, equal to the least of (i) 293,597 shares of common stock, (ii) 1% of the outstanding shares of our common stock on such date, and (iii) an amount determined by the Board. We refer to the ESPP, as so amended, as the Amended ESPP. The Amended ESPP does not include any changes to the ESPP other than the increase in the shares available (including the addition of the annual evergreen increase).

The Amended ESPP is intended to benefit the Company and our stockholders by attracting, retaining and motivating talented employees, which we believe to be critical for our success, and aligning the interests of participating employees with those of our stockholders. We believe that the ability to participate in the Amended ESPP is an attractive feature for current and potential employees by affording them the opportunity to share in the growth and success of the Company. The Amended ESPP also helps to attract and retain employees because employee stock purchase plans are commonly offered by our peers and other industry leaders. As of April 14, 2023, 41,417 shares remained available for future issuance under the ESPP without giving effect to the approval of the Amended ESPP. We estimate that, with an increase of 400,000 shares and the addition of an annual increase in shares reserved for issuance under the Amended ESPP, we will have a sufficient number of shares of common stock to cover purchases under the ESPP through approximately 2026, though the actual duration of the reserved shares will depend on participation and our stock price.

Our Board believes it is in the best interests of the Company and our stockholders to continue to provide our employees with the opportunity to acquire an ownership interest in the Company through their participation in the ESPP, encouraging them to remain in our employ and more closely aligning their interests with those of our stockholders. As our employee population continues to grow, if the Amended ESPP is not approved by our stockholders, our ability to recruit and retain employees could be negatively impacted if we do not have sufficient authorized shares available for future issuance under our ESPP for our employees’ participation. To further encourage stock ownership among our employees while providing our employees a benefit that is common in the companies with which we compete for talent, our Board has adopted the Amended ESPP. If the Company’s stockholders do not approve the Amended ESPP, the changes described above will not go into effect and the ESPP will remain in effect in its current form. In such event, our Board will consider whether to adopt alternative arrangements based on its assessment of the Company’s compensation practices and the competitive markets in which the Company competes for talented employees.

Our Board urges stockholders to vote for this proposal as failure to obtain the required vote may limit the Company’s ability to attract, retain and motivate employees.

Description of the Amended ESPP

The following is a brief summary of the Amended ESPP. The following description is only a summary of the material terms of the Amended ESPP and is qualified in its entirety by reference to the ESPP and Amendment No. 1, copies of which are attached to this proxy statement as Appendix A.

Eligibility

All employees of the Company and any subsidiary of the Company designated by our Board or compensation committee are eligible to participate in the Amended ESPP provided that they work more than twenty (20) hours per week and for more than five (5) months in a calendar year, have been employed by the Company or a designated subsidiary for at least 30 days prior to enrolling in the Amended ESPP and are employed on the first day of the applicable offering period. No employee is eligible to receive a right to purchase shares of our common stock under the Amended ESPP that would result in the employee owning five percent or more of the total combined voting power or value of all classes of our outstanding capital stock. As of April 14, 2023, approximately 76 employees (excluding the Named Executive Officers and other executive officers), three Named Executive Officers and four other executive officers who are not Named Executive Officers were eligible to participate in the Amended ESPP. Non-employee directors, consultants and advisors are not permitted to participate in the Amended ESPP.

Amended ESPP Operation

The Amended ESPP permits eligible employees to purchase shares of our common stock at a discount. Eligible employees may elect to participate by completing an enrollment form, timely filing it with our payroll office and authorizing after-tax payroll deductions from their pay or completing other forms in accordance with enrollment procedures prescribed by the compensation committee. Employees can elect to contribute up to 15 percent of the compensation (as defined in the Amended ESPP) the employee receives during the offering period (or such lower maximum contribution rate as our Board or compensation committee may, at its discretion, designate). Our Board or compensation committee may also, in its discretion, establish a different minimum payroll deduction percentage.

The Amended ESPP will be implemented by consecutive six (6) month offering periods. Our Board or compensation committee may, in its discretion, choose a different offering period of not more than twelve (12) months.

Offering periods will begin at such time as our Board may determine. On the first day of each offering period, each employee who is enrolled in the Amended ESPP will automatically receive a right to purchase, on the last business day of the offering period, up to that number of shares of our common stock determined by dividing $25,000 by the number of full months in the offering period and dividing the result by the closing price of our common stock on the first day of the offering period; provided, however that, if the length of the offering period exceeds twelve months, each employee who is enrolled in the Amended ESPP will automatically receive a right to purchase, on the last business day of the offering period, up to that number of shares of our common stock determined by multiplying $2,083 by the number of full months of the offering period and dividing the result by the closing price of our common stock on the first day of the offering period. The compensation committee may set a fixed maximum number of shares of common stock that each eligible employee may purchase during each offering period, which number may not be greater than the number of shares determined under the preceding sentence, and which number shall be subject to the limitation in the following sentence. No eligible employee may be granted a right to purchase shares of our common stock under the Amended ESPP that permits the employee’s rights to purchase such shares under the Amended ESPP to accrue at a rate that exceeds $25,000 in fair market value (determined at the date the right to purchase is granted) of our common stock in any given calendar year in which such right to purchase is outstanding at any time.

Unless an employee withdraws from the Amended ESPP, the employee’s right to purchase will be exercised automatically on the last business day of the offering period as to the largest whole number of shares that are exercisable and can be purchased with the deductions accumulated as of the last business day of the offering period.

Our Board or compensation committee will determine the purchase price of each of the shares purchased in a given offering period. The purchase price will be at least 85% of (i) the closing price of a share of our common stock on the first business day of the offering period or the last business day of the offering period, whichever is lower or (ii) the closing price of a share of our common stock on the last business day of the offering period. In the absence of a determination by the Board or the compensation committee, the purchase price will be 85% of the lesser of the closing price of our common stock on the first business day of the offering period or the last business day of the offering period.

All payroll deductions received or held by the Company under the Amended ESPP may be used by us for any corporate purpose, and we will not be obligated to segregate such payroll deductions. No interest will accrue on the payroll deductions (except to the extent that our Board or compensation committee, in its sole discretion, elects to credit employee accounts with interest at a rate that it determines). An employee may decrease or discontinue the employee’s payroll deductions once during any offering period, by filing a new payroll deduction authorization form. However, an employee may not increase his or her payroll deduction during an offering period. Employees may purchase common stock under the Amended ESPP only through payroll deductions. An employee’s payroll deduction elections remain in effect for successive offering periods unless amended or terminated by the employee at the time and on the terms set forth in the Amended ESPP. In addition, an employee may elect to discontinue his or her payroll deductions during an offering period but not elect to withdraw his or her funds. In such cases, funds deducted prior to his or her election to discontinue shall be applied to the purchase of common stock on the last day of the offering period in which the funds were deducted. If an employee withdraws from participation during an offering period, the amounts contributed to the Amended ESPP will be refunded promptly without interest and the employee's right to purchase granted for such offering period will automatically terminate. At the end of the offering period, the accumulated payroll contributions of each employee who continues to participate in the plan as of such date will be used to purchase shares of common stock (at the purchase price described above) subject to the limitations described above. An employee's withdrawal from an offering period will not have any effect upon his or her eligibility to participate in succeeding offering periods or in any other similar plan which the Company may adopt.

We may require that the shares purchased under the Amended ESPP be deposited directly into a brokerage account that we establish for each participant at a brokerage firm that we designate, which we refer to as the ESPP broker account. Except as otherwise provided in the Amended ESPP, the deposited shares may not be transferred (either electronically or in certificate form) from the ESPP broker account until the later of the following two periods: (i) the end of the two-year period measured from the date the participant firms commences participation in the offering period in which the shares were purchased and (ii) the end of the one-year period measured from the purchase date of the applicable shares. Such limitations shall apply both to transfers to different accounts with the same ESPP broker and to transfers to other brokerage firms. Any shares held for the required holding period may thereafter be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.

We are required to make equitable adjustments to the number and class of securities available under the Amended ESPP, the share limitations under the Amended ESPP and the purchase price for an offering period under the Amended ESPP to reflect stock splits, reverse stock splits, stock dividends, recapitalizations, combinations of shares, reclassifications of shares, spin-offs and other similar changes in capitalization or events or any dividends or distributions to holders of our common stock other than ordinary cash dividends.

In connection with a merger or other reorganization event (as defined in the Amended ESPP), our Board or a committee appointed by our Board may take any one or more of the following actions as to outstanding rights to purchase shares of our common stock under the Amended ESPP on such terms as our Board or a committee determines:

•
provide that purchase rights will be assumed, or substantially equivalent purchase rights will be substituted, by the acquiring or succeeding corporation (or an affiliate thereof);
•
upon written notice to employees, provide that all outstanding purchase rights will be terminated immediately prior to the consummation of such reorganization event and that all such outstanding purchase rights will become exercisable to the extent of accumulated payroll deductions as of a date specified by our Board or committee in such notice, which date shall not be less than ten days preceding the effective date of the reorganization event;
•
upon written notice to employees, provide that all outstanding purchase rights will be cancelled as of a date prior to the effective date of the reorganization event and that all accumulated payroll deductions will be returned to participating employees on such date;
•
in the event of a reorganization event under the terms of which holders of our common stock will receive upon consummation thereof a cash payment for each share surrendered in the reorganization event, which we refer to as the acquisition price, change the last day of the offering period to be the date of the consummation of the reorganization event, and make or provide for a cash payment to each employee equal to (1) the acquisition price times the number of shares of our common stock that the employee's accumulated payroll deductions as of immediately prior to the reorganization event could purchase at the applicable purchase price, where the acquisition price is treated as the fair market value of our common stock on the last day of the applicable offering period for purposes of determining the purchase price and where the number of shares that could be purchased is subject to the applicable limitations under the Amended ESPP, minus (2) the result of multiplying such number of shares by the purchase price;

•
provide that, in connection with our liquidation or dissolution, purchase rights shall convert into the right to receive liquidation proceeds (net of the purchase price thereof); and
•
any combination of the above actions.

Authorized Shares

Subject to adjustment, as described above, the maximum aggregate number of shares of our common stock available for purchase pursuant to the exercise of purchase rights under the Amended ESPP is equal to (i) 473,525 shares of common stock and (ii) an annual increase in the number of shares of common stock available for issuance under the plan to be added on the first day of each fiscal year, beginning with the fiscal year ending December 31, 2024 and ending with the fiscal year ending December 31, 2033, equal to the least of (i) 293,597 shares of common stock, (ii) 1% of the outstanding shares of our common stock on such date, and (iii) an amount determined by the Board. If the total number of shares of common stock with respect to which purchase rights are to be exercised at the end of an offering period exceeds the number of shares remaining available for issuance under the Amended ESPP, the Company will only issue to employees in that offering that number of shares remaining available for issuance, on a pro-rata basis.

Administration

The Amended ESPP will be administered by our Board or by a committee appointed by the Board. Our Board has appointed the compensation committee to administer the Amended ESPP. Our Board or compensation committee has authority to make rules and regulations for the administration of the Amended ESPP, and its interpretation and decisions with respect to the Amended ESPP will be final and conclusive. Our Board or compensation committee has the ability to change offering periods (including the commencement dates and length thereof) with respect to future offerings without stockholder approval. Our Board may terminate, suspend or amend the Amended ESPP at any time and for any reason, however if the approval of any amendment of the Amended ESPP by the stockholders is required in order for the plan to continue to satisfy the requirements of Section 423 of the Code, then such amendment will not be effective unless and until approved by the Company’s stockholders.

Our Board or compensation committee may allow employees who are citizens or residents of foreign jurisdictions to participate in an offering period or establish sub-plans for the benefit of such foreign employees to the extent such actions are in compliance with Section 423 of the Code.

Plan Benefits

Participation in the Amended ESPP is discretionary. The benefits received by any individual under the plan are dependent upon the individual’s decision to participate in the Amended ESPP, the amount that the individual decides to contribute to the Amended ESPP and the fair market value of the Company’s common stock on the exercise date. As a result, it is not possible to determine the benefits that will be received under the Amended ESPP by the Company’s named executive officers, other executive officers and other employees. Non-employee directors, consultants and advisors are not eligible to participate in the Amended ESPP.

On April 14, 2023, the last reported sale price of our common stock on the Nasdaq Global Select Market was $5.07.

The table below sets forth, for each of the individuals and groups indicated, the number of shares of our common stock purchased under the ESPP since inception through April 14, 2023.

Name and Position	Dollar Value ($) (1)	Number of Shares Purchased
Named Executive Officers:
Alexander Cumbo, President and Chief Executive Officer	—	—
Ilan Ganot, Former President and Chief Executive Officer	17,949	2,103
Erin Powers Brennan, Former Chief Legal Officer and Secretary	17,949	2,103
Carl Morris, Chief Scientific Officer, Neuromuscular	17,949	2,103
David Tyronne Howton, Chief Administrative Officer and Secretary	—	—
All current executive officers, as a group	53,847	6,309
All current directors who are not executive officers, as a group*	—	—
All employees, including all current officers who are not executive officers, as a group	291,738	32,086

* Ineligible to participate in the ESPP.

(1)
Based on the number of shares purchased multiplied by the closing price of our common stock on the applicable exercise date.

Federal Income Tax Consequences

The following generally summarizes the United States federal income tax consequences that will arise with respect to participation in the Amended ESPP and with respect to the sale of common stock acquired under the plan. This summary is based on the tax laws in effect as of the date of this proxy statement. The Amended ESPP is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Code. This summary assumes that the Amended ESPP complies with Section 423 of the Code. Further, this summary assumes that the purchase price for shares is 85% of the closing price of a share of our common stock on the first day of the offering period or the last day of the offering period, whichever is lower. Changes to these laws could alter the tax consequences described below.

Tax Consequences to Participants

A participant will not have income upon enrolling in the Amended ESPP or upon purchasing stock at the end of a purchase period. A participant may have both compensation income and a capital gain or loss upon the sale of stock that was acquired under the Amended ESPP. The amount of each type of income and loss will depend on whether the participant disposes of the stock in a qualifying or disqualifying disposition. A qualifying disposition is when the participant sells the stock more than two years after the commencement of the offering during which the stock was purchased and more than one year after the date on which the participant purchased the stock at a profit (i.e., the sales proceeds exceed the purchase price). In a qualifying disposition, the participant will have compensation income equal to the lesser of:

•
15% of the value of the stock on the day the offering commenced; and
•
the difference between the fair market value of the stock on the date of disposition and the purchase price.

Any profit in excess of compensation income will be long-term capital gain. If the participant sells the stock at a loss (i.e., if sales proceeds are less than the purchase price) after satisfying these waiting periods, then the loss will be a long-term capital loss.

If the participant sells the stock prior to satisfying these waiting periods, then he or she will have engaged in a disqualifying disposition. Upon a disqualifying disposition, the participant will have compensation income equal to the value of the stock on the day he or she purchased the stock less the purchase price. The participant also will have a capital gain or loss equal to the difference between the sales proceeds and the value of the stock on the day he or she purchased the stock. This capital gain or loss will be long-term if the participant has held the stock for more than one year and short-term if held one year or less.

Tax Consequences to Us

There will be no tax consequences to us except that we will be entitled to a deduction when a participant recognizes compensation income upon a disqualifying disposition. Any such deduction will be subject to the limitations of Section 162(m) of the Code.

Recommendation of the Board

OUR BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE “FOR” THE Approval of the Amendment to OUR 2021 Employee STOCK Purchase Plan TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER.

HOUSEHOLDING

Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our documents, including the Notice or, if applicable, the annual report to stockholders and proxy statement, may have been sent to multiple stockholders who share an address, unless contrary instructions have been received. We will promptly deliver a separate copy of the Notice or, if applicable, the annual report to stockholders and proxy statement to you upon written or oral request to the Company at Solid Biosciences Inc., 500 Rutherford Avenue, 3rd Floor, Charlestown, MA 02129 or (617) 337-4680. If you want to receive separate copies of the Notice, proxy statement or annual report to stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker or other nominee record holder, or you may contact us at the above address and telephone number.

STOCKHOLDER PROPOSALS

A stockholder who would like to have a proposal considered for inclusion in our 2024 proxy statement must submit the proposal in accordance with the procedures outlined in Rule 14a-8 of the Exchange Act so that it is received by us no later than December 29, 2023, which is 120 days prior to the first anniversary of the mailing date of the Notice. However, if the date of the 2024 annual meeting of stockholders is changed by more than 30 days from the anniversary of this year’s Annual Meeting, then the deadline is a reasonable time before we begin to print and send our proxy statement for the 2024 annual meeting of stockholders. SEC rules set standards for eligibility and specify the types of stockholder proposals that may be excluded from a proxy statement.

If a stockholder wishes to propose a nomination of persons for election to our Board or present a proposal at an annual meeting but does not wish to have the proposal considered for inclusion in our proxy statement and proxy card, our bylaws establish an advance notice procedure for such nominations and proposals. Stockholders at an annual meeting may only consider proposals or nominations specified in the notice of meeting or brought before the meeting by or at the direction of the Board or by a stockholder of record on the record date for the meeting, who is entitled to vote at the meeting and who has delivered timely notice in proper form to our secretary of the stockholder’s intention to bring such business before the meeting.

The required notice must be in writing and received by our secretary at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting. However, in the event that the date of the annual meeting is advanced by more than 30 days, or delayed by more than 70 days, from the first anniversary of the preceding year’s annual meeting, a stockholder’s notice must be so received no earlier than the 120th day prior to such annual meeting and not later than the close of business on the later of (A) the 90th day prior to such annual meeting and (B) the tenth day following the day on which public disclosure of the date of such annual meeting was made. For stockholder proposals to be brought before the 2024 annual meeting of stockholders, the required notice must be received by our secretary at our principal executive offices no earlier than February 7, 2024 and no later than March 8, 2024.

In addition to satisfying the advance notice provisions in our bylaws relating to director nominations, including the earlier notice deadlines set out above, to comply with the SEC’s universal proxy rule, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in compliance with Rule 14a-19 under the Exchange Act must also provide notice that sets forth the information required by Rule 14a-19 no later than April 7, 2024. If the date of the 2024 annual meeting of stockholders changes by more than 30 days from the anniversary of this year’s Annual Meeting, such notice must instead be provided by the later of 60 days prior to the date of the 2024 annual meeting of stockholders or the 10th day following public announcement by the Company of the date of the 2024 annual meeting of stockholders.

Stockholder proposals should be addressed to Solid Biosciences Inc., 500 Rutherford Avenue, 3rd Floor, Charlestown, MA 02129, Attention: Secretary.

OTHER MATTERS

Our Board does not know of any other matters to be brought before the Annual Meeting. If any other matters not mentioned in this proxy statement are properly brought before the Annual Meeting, the individuals named in this proxy statement intend to use their discretionary voting authority under the proxy to vote the proxy in accordance with their best judgment on those matters.

APPENDIX A

AMENDMENT NO. 1 TO

2021 EMPLOYEE STOCK PURCHASE PLAN

OF

SOLID BIOSCIENCES INC.

The 2021 Employee Stock Purchase Plan (the “Plan”) of Solid Biosciences Inc. (the “Company”) is hereby amended as follows (all capitalized terms used and not defined herein shall have the respective meanings ascribed to such terms in the Plan):

1. The second sentence of the first paragraph of the Plan is replaced in its entirety with the following:

Subject to adjustment under Section 15 of the Plan, a number of shares of Common Stock equal to the sum of the following have been approved for issuance under the Plan: (a) 473,525 shares of Common Stock and (b) an annual increase to be added on the first day of each fiscal year, commencing with the fiscal year ending December 31, 2024 and continuing for each fiscal year until, and including, the fiscal year ending December 31, 2033, equal to the least of (i) 293,597 shares of Common Stock; (ii) 1% of the outstanding shares of Common Stock on such date; and (iii) an amount determined by the Board.

Except as expressly amended herein, the Plan and all of the provisions contained therein shall remain in full force and effect.

Except as expressly amended herein, the Plan and all of the provisions contained therein shall remain in full force and effect.

* * *

Approved by the Board of Directors on April 25, 2023

Approved by the Stockholders on [ ], 2023

SOLID BIOSCIENCES INC.

2021 EMPLOYEE STOCK PURCHASE PLAN

The purpose of this 2021 Employee Stock Purchase Plan (this “Plan”) is to provide eligible employees of Solid Biosciences Inc. (the “Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, $0.001 par value per share (the “Common Stock”), commencing at such time and on such dates as the Board of Directors of the Company (the “Board”) shall determine. Subject to adjustment under Section 15 hereof, 1,102,885 shares of Common Stock have been approved for issuance under this Plan. This Plan is intended to qualify as an “employee stock purchase plan” as defined in Section 423 of the Internal Revenue Code of 1986, as amended (the “Code”), and the regulations issued thereunder, and shall be interpreted consistent therewith.

1.
Administration. The Plan will be administered by the Board or by a committee appointed by the Board (the “Committee”). The Board or the Committee has authority to make rules and regulations for the administration of the Plan and its interpretation and decisions with regard thereto shall be final and conclusive.
2.
Eligibility. All employees of the Company and all employees of any subsidiary of the Company (as defined in Section 424(f) of the Code) designated by the Board or the Committee from time to time (a “Designated Subsidiary”), are eligible to participate in any one or more of the offerings of Purchase Rights (as defined in Section 9) to purchase Common Stock under the Plan provided that:
(a)
they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week and for more than five months in a calendar year;
(b)
they have been employed by the Company or a Designated Subsidiary for at least thirty days prior to enrolling in the Plan; and
(c)
they are employees of the Company or a Designated Subsidiary on the first day of the applicable Plan Purchase Period (as defined below).

No employee may be granted a Purchase Right hereunder if such employee, immediately after the Purchase Right is granted, owns 5% or more of the total combined voting power or value of the stock of the Company or any subsidiary. For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock that the employee has a contractual right to purchase shall be treated as stock owned by the employee.

The Company retains the discretion to determine which eligible employees may participate in an offering pursuant to and consistent with Treasury Regulation Sections 1.423-2(e) and (f).

3.
Offerings. The Company will make one or more offerings (“Offerings”) to employees to purchase stock under this Plan. Offerings will begin at such time and on such dates as the Board shall determine, or the first business day thereafter (such dates, the “Offering Commencement Dates”). Each Offering Commencement Date will begin a six-month period (a “Plan Purchase Period”) during which payroll deductions will be made and held for the purchase of Common Stock at the end of the Plan Purchase Period. However, the Board or the Committee may, at its discretion, choose a different Purchase Period of not more than twelve (12) months for Offerings.
4.
Participation. An employee eligible on the Offering Commencement Date of any Offering may participate in such Offering by completing and submitting the enrollment and payroll deduction authorization or other forms prescribed by the Committee in accordance with enrollment procedures prescribed by the Committee (which may include accessing the website designated by the Company and electronically enrolling and authorizing payroll deductions or completing other forms) prior to the applicable Offering Commencement Date. The forms will authorize a regular payroll deduction from the Compensation received by the employee during the Plan Purchase Period. Unless an employee changes his or her enrollment authorizations or withdraws from the Plan in accordance with the prescribed procedures, his or her deductions and purchases will continue at the same rate for future Offerings under the Plan as long as the Plan remains in effect. The term “Compensation” means the amount of money reportable on the employee’s Federal Income Tax Withholding Statement (or analogous non-U.S. statement), excluding overtime, shift premium, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances for travel expenses, income or gains associated with the grant or vesting of restricted stock, income or gains on the exercise of Company stock options or stock appreciation rights, and similar items, whether or not shown or separately identified on the employee’s Federal Income Tax Withholding Statement (or analogous non-U.S. statement), but including, in the case of salespersons, sales commissions to the extent determined by the Board or the Committee.
5.
Deductions. The Company will maintain payroll deduction accounts for all participating employees. With respect to any Offering made under this Plan, an employee may authorize a payroll deduction in any percentage amount (in whole percentages) up to a maximum of 15% of the Compensation he or she receives during the Plan Purchase Period or such shorter period during which deductions from payroll are made. The Board or the Committee may, at its discretion, designate a lower maximum contribution rate. The minimum payroll deduction is such percentage of Compensation as may be established from time to time by the Board or the Committee.
6.
Deduction Changes. An employee may decrease or discontinue his or her payroll deduction once during any Plan Purchase Period, by filing either a written or electronic new payroll deduction authorization form, as determined by the Company. However, an employee may not increase his or her payroll deduction during a Plan Purchase Period. If an employee elects to discontinue his or her payroll deductions during a Plan Purchase Period but does not elect to withdraw his or her funds pursuant to Section 8 hereof, funds deducted prior to his or her election to discontinue will be applied to the purchase of Common Stock on the Purchase Exercise Date (as defined below).
7.
Interest. Interest will not be paid on any employee accounts, except to the extent that the Board or the Committee, in its sole discretion, elects to credit employee accounts with interest at such rate as it may from time to time determine.

8.
Withdrawal of Funds. An employee may at any time prior to the close of business on the fifteenth business day prior to the end of a Plan Purchase Period (or such other number of days as is determined by the Company) and for any reason permanently draw out the balance accumulated in the employee’s account and thereby withdraw from participation in an Offering. Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Plan Purchase Period during which the employee withdrew his or her balance. The employee may participate in any subsequent Offering in accordance with terms and conditions established by the Board or the Committee.

9. Purchase of Shares.

(a) Number of Shares.

(i) On the Offering Commencement Date for the applicable Plan Purchase Period, the Company will grant to each eligible employee who is then a participant in the Plan an option (a “Purchase Right”) to purchase on the last business day of such Plan Purchase Period (the “Purchase Exercise Date”) at the applicable purchase price (the “Purchase Right Price”) up to that whole number of shares of Common Stock (the “Purchase Right Shares”) determined by (A) dividing $25,000 by 12, (B) multiplying the result by the number of full months in the Plan Purchase Period and (C) dividing the result by the closing price (as determined below) on the Offering Commencement Date; provided, however, that no employee may be granted an Purchase Right which permits his or her rights to purchase Common Stock under this Plan and any other employee stock purchase plan (as defined in Section 423(b) of the Code) of the Company and its subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such Common Stock (determined at the date such Purchase Right is granted) for each calendar year in which the Purchase Right is outstanding at any time; and, provided, further, however, that the Committee may, in its discretion, set a fixed maximum number of shares of Common Stock that each eligible employee may purchase per Plan Purchase Period which number may not be greater than the number of shares of Common Stock determined by using the formula in the first clause of this Section 9(a) and which number shall be subject to the second clause of this Section 9(a).

(ii) In the event the length of the Plan Purchase Period exceeds twelve (12) months), the Purchase Right Shares shall, subject to the additional limitations in Section 9(a)(i), be determined by multiplying $2,083 by the number of full months on the Plan Purchase Period and dividing the result by the closing price (as determined below) on the Offering Commencement Date.

(b) Purchase Right Price. The Board or the Committee shall determine the Purchase Right Price for each Plan Purchase Period, including whether such Purchase Right Price shall be determined based on the lesser of the closing price of the Common Stock on (i) the first business day of the Plan Purchase Period or (ii) the Purchase Exercise Date, or shall be based solely on the closing price of the Common Stock on the Purchase Exercise Date; provided, however, that such Purchase Right Price shall be at least 85% of the applicable closing price. In the absence of a determination by the Board or the Committee, the Purchase Right Price will be 85% of the lesser of the closing price of the Common Stock on (i) the first business day of the Plan Purchase Period or (ii) the Purchase Exercise Date. The closing price shall be (a) the closing price (for the primary trading session) on any national securities exchange on which the Common Stock is listed or (b) the average of the closing bid and asked prices in the over-the-counter-market, whichever is applicable, as published in The Wall Street Journal or another source selected by the Board or the Committee. If no sales of Common Stock were made on such a day, the price of the Common Stock shall be the reported price for the last preceding day on which sales were made.

(c) Exercise of Purchase Right. Each employee who continues to be a participant in the Plan on the Purchase Exercise Date shall be deemed to have exercised his or her Purchase Right at the Purchase Right Price on such date and shall be deemed to have purchased from the Company the number of whole shares of Common Stock reserved for the purpose of the Plan that his or her accumulated payroll deductions on such date will pay for, but not in excess of the maximum numbers determined in the manner set forth above.

(d) Return of Unused Payroll Deductions. Any balance remaining in an employee’s payroll deduction account at the end of a Plan Purchase Period will be automatically refunded to the employee, except that any balance that is less than the purchase price of one share of Common Stock will be carried forward into the employee’s payroll deduction account for the following Offering, unless the employee elects not to participate in the following Offering under the Plan, in which case the balance in the employee’s account shall be refunded.

10. Issuance of Shares.

(a) Certificates. Certificates representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or (in the Company’s sole discretion) in the name of a brokerage firm, bank, or other nominee holder designated by the employee. The Company may, in its sole discretion and in compliance with applicable laws, authorize the use of book entry registration of shares in lieu of issuing stock certificates.

(b) ESPP Broker Account. The Company may require that the shares purchased on behalf of each participant shall be deposited directly into a brokerage account which the Company shall establish for the participant at a Company-designated brokerage firm. The account will be known as the ESPP Broker Account. Except as otherwise provided below, the deposited shares may not be transferred (either electronically or in certificate form) from the ESPP Broker Account until the later of the following two periods: (i) the end of the two (2)-year period measured from the date the participant first commences participation in the Offering Period in which the shares were purchased and (ii) the end of the one (1)-year period measured from the Purchase Exercise Date of those shares. Such limitation shall apply both to transfers to different accounts with the same ESPP broker and to transfers to other brokerage firms. Any shares held for the required holding period may thereafter be transferred (either electronically or in certificate form) to other accounts or to other brokerage firms.

The foregoing procedures shall not in any way limit when the Participant may sell his or her shares. Those procedures are designed solely to assure that any sale of shares prior to the satisfaction of the required holding period is made through the ESPP Broker Account. In addition, the participant may request a stock certificate or share transfer from his or her ESPP Broker Account prior to the satisfaction of the required holding period should the participant wish to make a gift of any shares held in that account. However, shares may not be transferred (either electronically or in certificate form) from the ESPP Broker Account for use as collateral for a loan, unless those shares have been held for the required holding period.

The foregoing procedures shall apply to all shares purchased by each participant in the United States, whether or not that participant continues in employee status.

11. Rights on Retirement, Death or Termination of Employment. If a participating employee's employment ends before the last business day of a Plan Purchase Period, no payroll deduction shall be taken from any pay then due and owing to the employee and the balance in the employee’s account shall be paid to the employee. In the event of the employee’s death before the last business day of a Plan Purchase Period, the Company shall, upon notification of such death, pay the balance of the employee’s account (a) to the executor or administrator of the employee’s estate or (b) if no such executor or administrator has been appointed to the knowledge of the Company, to such other person(s) as the Company may, in its discretion, designate. If, before the last business day of the Plan Purchase Period, the Designated Subsidiary by which an employee is employed ceases to be a subsidiary of the Company, or if the employee is transferred to a subsidiary of the Company that is not a Designated Subsidiary, the employee shall be deemed to have terminated employment for the purposes of this Plan.

12. Purchase Right Holders Not Stockholders. Neither the granting of a Purchase Right to an employee nor the deductions from his or her pay shall make such employee a stockholder of the shares of Common Stock covered by a Purchase Right under this Plan until he or she has purchased and received such shares.

13. Purchase Rights Not Transferable. Purchase Rights under this Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee.

14. Application of Funds. All funds received or held by the Company under this Plan may be combined with other corporate funds and may be used for any corporate purpose.

15. Adjustment for Changes in Common Stock and Certain Other Events.

(a) Changes in Capitalization. In the event of any stock split, reverse stock split, stock dividend, recapitalization, combination of shares, reclassification of shares, spin-off or other similar change in capitalization or event, or any dividend or distribution to holders of Common Stock other than an ordinary cash dividend, (i) the number and class of securities available under this Plan, (ii) the share limitations set forth in Section 9, and (iii) the Purchase Right Price shall be equitably adjusted to the extent determined by the Board or the Committee.

(b) Reorganization Events.

(1) Definition. A “Reorganization Event” shall mean: (a) any merger or consolidation of the Company with or into another entity as a result of which all of the Common Stock of the Company is converted into or exchanged for the right to receive cash, securities or other property or is cancelled, (b) any transfer or disposition of all of the Common Stock of the Company for cash, securities or other property pursuant to a share exchange or other transaction or (c) any liquidation or dissolution of the Company.

(2) Consequences of a Reorganization Event on Purchase Rights. In connection with a Reorganization Event, the Board or the Committee may take any one or more of the following actions as to outstanding Purchase Rights on such terms as the Board or the Committee determines: (i) provide that Purchase Rights shall be assumed, or substantially equivalent Purchase Rights shall be substituted, by the acquiring or succeeding corporation (or an affiliate thereof), (ii) upon written notice to employees, provide that all outstanding Purchase Rights will be terminated immediately prior to the consummation of such Reorganization Event and that all such outstanding Purchase Rights will become exercisable to the extent of accumulated payroll deductions as of a date specified by the Board or the Committee in such notice, which date shall not be less than ten (10) days preceding the effective date of the Reorganization Event, (iii) upon written notice to employees, provide that all outstanding Purchase Rights will be cancelled as of a date prior to the effective date of the Reorganization Event and that all accumulated payroll deductions will be returned to participating employees on such date, (iv) in the event of a Reorganization Event under the terms of which holders of Common Stock will receive upon consummation thereof a cash payment for each share surrendered in the Reorganization Event (the “Acquisition Price”), change the last day of the Plan Purchase Period to be the date of the consummation of the Reorganization Event and make or provide for a cash payment to each employee equal to (A) (1) the Acquisition Price times (2) the number of shares of Common Stock that the employee’s accumulated payroll deductions as of immediately prior to the Reorganization Event could purchase at the Purchase Right Price, where the Acquisition Price is treated as the fair market value of the Common Stock on the last day of the applicable Plan Purchase Period for purposes of determining the Purchase Right Price under Section 9(b) hereof, and where the number of shares that could be purchased is subject to the limitations set forth in Section 9(a), minus (B) the result of multiplying such number of shares by such Purchase Right Price, (v) provide that, in connection with a liquidation or dissolution of the Company, Purchase Rights shall convert into the right to receive liquidation proceeds (net of the Purchase Right Price thereof) and (vi) any combination of the foregoing.

For purposes of clause (i) above, an Purchase Right shall be considered assumed if, following consummation of the Reorganization Event, the Purchase Right confers the right to purchase, for each share of Common Stock subject to the Purchase Right immediately prior to the consummation of the Reorganization Event, the consideration (whether cash, securities or other property) received as a result of the Reorganization Event by holders of Common Stock for each share of Common Stock held immediately prior to the consummation of the Reorganization Event (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding shares of Common Stock); provided, however, that if the consideration received as a result of the Reorganization Event is not solely common stock of the acquiring or succeeding corporation (or an affiliate thereof), the Company may, with the consent of the acquiring or succeeding corporation, provide for the consideration to be received upon the exercise of Purchase Rights to consist solely of such number of shares of common stock of the acquiring or succeeding corporation (or an affiliate thereof) that the Board determines to be equivalent in value (as of the date of such determination or another date specified by the Board) to the per share consideration received by holders of outstanding shares of Common Stock as a result of the Reorganization Event.

16. Amendment of the Plan. The Board may at any time, and from time to time, amend or suspend this Plan or any portion thereof, except that (a) if the approval of any such amendment by the shareholders of the Company is required by Section 423 of the Code, such amendment shall not be effected without such approval, and (b) in no event may any amendment be made that would cause the Plan to fail to comply with Section 423 of the Code.

17. Insufficient Shares. If the total number of shares of Common Stock specified in elections to be purchased under any Offering plus the number of shares purchased under previous Offerings under this Plan exceeds the maximum number of shares issuable under this Plan, the Board or the Committee will allot the shares then available on a pro-rata basis.

18. Termination of the Plan. This Plan may be terminated at any time by the Board. Upon termination of this Plan all amounts in the accounts of participating employees shall be promptly refunded.

19. Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under this Plan is subject to listing on a national stock exchange (to the extent the Common Stock is then so listed or quoted) and the approval of all governmental authorities required in connection with the authorization, issuance or sale of such stock.

20. Governing Law. The Plan shall be governed by Delaware law except to the extent that such law is preempted by federal law.

21. Issuance of Shares. Shares may be issued upon exercise of a Purchase Right from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

22. Notification upon Sale of Shares. Each employee agrees, by participating in the Plan, to promptly give the Company notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Purchase Right pursuant to which such shares were purchased.

23. Grants to Employees in Foreign Jurisdictions. The Company may, to comply with the laws of a foreign jurisdiction, grant Purchase Rights to employees of the Company or a Designated Subsidiary who are citizens or residents of such foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) with terms that are less favorable (but not more favorable) than the terms of Purchase Rights granted under the Plan to employees of the Company or a Designated Subsidiary who are resident in the United States. Notwithstanding the preceding provisions of this Plan, employees of the Company or a Designated Subsidiary who are citizens or residents of a foreign jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) may be excluded from eligibility under the Plan if (a) the grant of an Purchase Right under the Plan to a citizen or resident of the foreign jurisdiction is prohibited under the laws of such jurisdiction or (b) compliance with the laws of the foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code. The Company may add one or more appendices to this

Plan describing the operation of the Plan in those foreign jurisdictions in which employees are excluded from participation or granted less favorable Purchase Rights.

24. Authorization of Sub-Plans. The Board may from time to time establish one or more sub-plans under the Plan with respect to one or more Designated Subsidiaries, provided that such sub-plan complies with Section 423 of the Code.

25. Withholding. If applicable tax laws impose a tax withholding obligation, each affected employee shall, no later than the date of the event creating the tax liability, make provision satisfactory to the Board for payment of any taxes required by law to be withheld in connection with any transaction related to Purchase Rights granted to or shares acquired by such employee pursuant to the Plan. The Company may, to the extent permitted by law, deduct any such taxes from any payment of any kind otherwise due to an employee.

26. Effective Date and Approval of Shareholders. The Plan shall take effect on the date the Plan is approved by the stockholders of the Company as required by Section 423 of the Code, which approval must occur within twelve months of the adoption of the Plan by the Board.

Adopted by the Board of Directors on

April 14, 2021

Approved by the stockholders on

June 16, 2021

SCAN TO VIEW MATERIALS & VOTE SOLID BIOSCIENCES INC. C/O PROXY SERVICES P.O. BOX 9142 FARMINGDALE, NY 11735 VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on June 5, 2023. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/SLDB2023 You may attend the Annual Meeting via the Internet and vote during the Annual Meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on June 5, 2023. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: V13728-P92207 KEEP THIS PORTION FOR YOUR RECORDS THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY SOLID BIOSCIENCES INC. The Board of Directors recommends you vote FOR each of the following nominees: 1. Election of Class II Directors Nominees: 1a. Clare Kahn ☐ ☐ 1b. Adam Koppel ☐ ☐ 1c. Adam Stone ☐ ☐ 1d. Lynne Sullivan ☐ ☐ For Withhold The Board of Directors recommends you vote FOR proposals 2 and 3. For Against Abstain ☐ ☐ ☐ 2. The ratification of the appointment of PricewaterhouseCoopers LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2023. ☐ ☐ ☐ 3. The approval of an amendment to the Company's 2021 Employee Stock Purchase Plan to increase the number of shares available for issuance thereunder. NOTE: The proxies are authorized to vote, in their discretion, upon such other business as may properly come before the meeting or any adjournment or postponement thereof. Please indicate if you plan to attend this meeting. Yes no ☐ ☐ Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com. Annual Meeting of Stockholders June 6, 2023 8:00 AM Eastern Time This proxy is solicited by the Board of Directors The undersigned stockholder(s) hereby appoint(s) Alexander Cumbo, Kevin Tan and David Tyronne Howton, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorize(s) them to represent the undersigned and to vote, as designated on the reverse side, all of the shares of common stock of SOLID BIOSCIENCES INC. (the "Company") that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders of the Company to be held at 8:00 AM Eastern Time on June 6, 2023, live online via webcast, and any adjournment or postponement thereof. V13729-P92207 THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSAL 2 AND PROPOSAL 3. THE SHARES REPRESENTED BY THIS PROXY WILL BE VOTED IN THE DISCRETION OF THE PROXY HOLDER ON ANY MATTER INCIDENTAL TO THE FOREGOING OR ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF. SOLID BIOSCIENCES INC. Continued and to be signed on reverse side